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Exhibit 3.1

FORM OF
RESTATED CERTIFICATE OF INCORPORATION
OF LIBERTY SPLITCO, INC.

        LIBERTY SPLITCO, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          (1)   The name of the Corporation is Liberty Splitco, Inc. The original Certificate of Incorporation of the Corporation was filed on May 7, 2007. The name under which the Corporation was originally incorporated is ANLBC/LA Holdings Inc.

          (2)   This Restated Certificate of Incorporation restates and amends the Certificate of Incorporation of the Corporation.

          (3)   This Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

          (4)   This Restated Certificate of Incorporation will become effective upon its filing with the Secretary of State of the State of Delaware.

          (5)   Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the text of the Certificate of Incorporation is hereby restated to read in its entirety as follows:

 ARTICLE I

NAME

        The name of the corporation is Liberty Splitco, Inc. (the "Corporation").

ARTICLE II

REGISTERED OFFICE

        The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is the Corporation Service Company.

ARTICLE III

PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (as the same may be amended from time to time, "DGCL").

ARTICLE IV

AUTHORIZED STOCK

        The total number of shares of capital stock which the Corporation will have authority to issue is twelve billion two hundred seventy-five million (12,275,000,000) shares, which will be divided into the following classes:

          (a)   twelve billion two hundred twenty-five million (12,225,000,000) shares will be of a class designated Common Stock, par value $0.01 per share ("Common Stock"), such class to be divided in series as provided in Section A of this Article IV; and

          (b)   fifty million (50,000,000) shares will be of a class designated Preferred Stock, par value $0.01 per share ("Preferred Stock"), such class to be issuable in series as provided in Section B of this Article IV.

        Upon this Certificate becoming effective pursuant to the DGCL (the "Effective Time"), all shares of Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall automatically be reclassified as (i) W (as defined below) number of shares of the Corporation's Series A Splitco Starz Common Stock, par value $0.01 per share, (ii) X (as defined below) number of shares of the Corporation's Series A Splitco Capital Common Stock, par value $0.01 per share, (iii) Y (as defined below) number of shares of the Corporation's Series B Splitco Starz Common Stock, par value $0.01 per share, and (iv) Z (as defined below) number of shares of the Corporation's Series B Splitco Capital Common Stock, par value $0.01 per share, in each case without any action by the holder thereof. As used in this paragraph, "W" means the number of outstanding shares of Liberty Media Corporation's Series A Liberty Starz Common Stock, par value $.01 per share, "X" means the number of outstanding shares of Liberty Media Corporation's Series A Liberty Capital Common Stock, par value $.01 per share, "Y" means the number of outstanding shares of Liberty Media Corporation's Series B Liberty Starz Common Stock, par value $.01 per share (the "LMC Series B Starz Common Stock"), and "Z" means the number of outstanding shares of Liberty Media Corporation's Series B Liberty Capital Common Stock, par value $.01 per share (the "LMC Series B Capital Common Stock"), in each case, as of the Effective Time.

        The description of the Common Stock and the Preferred Stock of the Corporation, and the relative rights, preferences and limitations thereof, or the method of fixing and establishing the same, are as hereinafter in this Article IV set forth:

SECTION A

COMMON STOCK

        1.    General.

        Two billion (2,000,000,000) shares of Common Stock will be of a series designated Series A Splitco Capital Common Stock (the "Series A Splitco Capital Common Stock"), seventy five million (75,000,000) shares of Common Stock will be of a series designated Series B Splitco Capital Common Stock (the "Series B Splitco Capital Common Stock"), and two billion (2,000,000,000) shares of Common Stock will be of a series designated as Series C Splitco Capital Common Stock (the "Series C Splitco Capital Common Stock" and together with the Series A Splitco Capital Common Stock and the Series B Splitco Capital Common Stock, the "Splitco Capital Common Stock"). Four billion (4,000,000,000) shares of Common Stock will be of a series designated Series A Splitco Starz Common Stock (the "Series A Splitco Starz Common Stock"), one hundred fifty million (150,000,000) shares of Common Stock will be of a series designated Series B Splitco Starz Common Stock (the "Series B Splitco Starz Common Stock"), and four billion (4,000,000,000) shares of Common Stock will be of a series designated as Series C Splitco Starz Common Stock (the "Series C Splitco Starz Common Stock" and together with the Series A Splitco Starz Common Stock and the Series B Splitco Starz Common Stock, the "Splitco Starz Common Stock").

        2.    Splitco Capital Common Stock and Splitco Starz Common Stock.

        Each share of Series A Splitco Capital Common Stock, Series B Splitco Capital Common Stock and Series C Splitco Capital Common Stock will, except as otherwise provided in this Section A.2., be identical in all respects and will have equal rights, powers and privileges.

        Each share of Series A Splitco Starz Common Stock, Series B Splitco Starz Common Stock and Series C Splitco Starz Common Stock will, except as otherwise provided in this Section A.2., be identical in all respects and will have equal rights, powers and privileges.

        (a)    Voting Powers.

            (i)  Series A Splitco Capital Common Stock, Series B Splitco Capital Common Stock, Series A Splitco Starz Common Stock and Series B Splitco Starz Common Stock.    Holders of Series A Splitco Capital Common Stock will be entitled to one vote for each share of such stock held of record, holders of Series B Splitco Capital Common Stock will be entitled to ten votes for each share of such stock held of record, holders of Series A Splitco Starz Common Stock will be entitled to one vote for each share of such stock held of record and holders of Series B Splitco Starz Common Stock will be entitled to ten votes for each share of such stock held of record, upon all matters that may be submitted to a vote of stockholders of the Corporation (regardless of whether such holders are voting together with the holders of all Voting Securities, or as a separate class with the holders of one or more series of Common Stock, or as a separate series of Common Stock, or otherwise).

           (ii)  Series C Splitco Capital Common Stock and Series C Splitco Starz Common Stock.    Holders of Series C Splitco Capital Common Stock and holders of Series C Splitco Starz Common Stock will not be entitled to any voting powers, except as (and then only to the extent) required by the laws of the State of Delaware. If a vote of the holders of Series C Splitco Capital Common Stock or Series C Splitco Starz Common Stock should at any time be required by the laws of the State of Delaware on any matter, the holders of Series C Splitco Capital Common Stock or Series C Splitco Starz Common Stock, as applicable, will be entitled to 1/100th of a vote on such matter for each share held of record.

          (iii)  Voting Generally.    Except (A) as may otherwise be provided in this Certificate, (B) as may otherwise be required by the laws of the State of Delaware or (C) as may otherwise be provided in any Preferred Stock Designation, the holders of shares of Series A Splitco Capital Common Stock, the holders of shares of Series B Splitco Capital Common Stock, the holders of shares of Series A Splitco Starz Common Stock, the holders of shares of Series B Splitco Starz Common Stock and the holders of shares of each series of Preferred Stock that is designated as a Voting Security and is entitled to vote thereon in accordance with the terms of the applicable Preferred Stock Designation will vote as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation and irrespective of the provisions of Section 242(b)(2) of the DGCL, any proposed amendment to this Certificate that (i) would increase (x) the number of authorized shares of Common Stock or any series thereof, (y) the number of authorized shares of Preferred Stock or any series thereof or (z) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established, or (ii) decrease (x) the number of authorized shares of Common Stock or any series thereof, (y) the number of authorized shares of Preferred Stock or any series thereof or (z) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established (but, in each case, not below the number of shares of such class or series of capital stock (as the case may be) then outstanding)), and no separate class or series vote of the holders of shares of any class or series of capital stock of the Corporation will be required for the approval of any such matter. In the event the holders of the Series C Splitco Capital Common Stock and/or the holders of the Series C Splitco Starz Common Stock are entitled to vote on any matter that may be submitted to a vote of stockholders of the Corporation, such holders will vote as one class with all other stockholders of the Corporation entitled to vote on such matter, unless otherwise required by this Certificate, the laws of the State of Delaware or any Preferred Stock Designation.

          (iv)  Special Voting Rights in Connection with Dispositions.    (A) If the Board of Directors, at its election, determines to seek the approval of the holders of Splitco Capital Voting Securities entitled to vote thereon to classify a proposed Capital Group Disposition as an Exempt Capital Group Disposition, then such proposed Capital Group Disposition will constitute an Exempt

  Capital Group Disposition if approved by the holders of record, as of the record date for the meeting at which such vote is taken, of Splitco Capital Voting Securities representing a majority of the aggregate voting power of Splitco Capital Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class.

            (B)  If the Board of Directors, at its election, determines to seek the approval of the holders of Splitco Starz Voting Securities entitled to vote thereon to classify a proposed Starz Group Disposition as an Exempt Starz Group Disposition, then such proposed Starz Group Disposition will constitute an Exempt Starz Group Disposition if approved by the holders of record, as of the record date for the meeting at which such vote is taken, of Splitco Starz Voting Securities representing a majority of the aggregate voting power of Splitco Starz Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class.

            (C)  Any vote taken pursuant to clause (A) or (B) of this paragraph (a)(iv) will be in addition to, and not in lieu of, any vote of the stockholders of the Corporation required pursuant to Article IX of this Certificate or the DGCL to be taken with respect to the applicable Disposition.

           (v)  Special Voting Rights in Connection with Certain Redemptions.    (A) If the Corporation proposes to redeem outstanding shares of Splitco Capital Common Stock for securities of a Subsidiary pursuant to paragraph (e)(i) of this Section A.2., such redemption will be subject to, and will not be undertaken unless, the Corporation has received the approval of the holders of record, as of the record date for the meeting at which such vote is taken, of Splitco Capital Voting Securities representing a majority of the aggregate voting power of Splitco Capital Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class (a "Capital Group Redemption Stockholder Approval").

            (B)  If the Corporation proposes to redeem outstanding shares of Splitco Starz Common Stock for securities of a Subsidiary pursuant to paragraph (f)(i) of this Section A.2., such redemption will be subject to, and will not be undertaken unless, the Corporation has received the approval of the holders of record, as of the record date for the meeting at which such vote is taken, of Splitco Starz Voting Securities representing a majority of the aggregate voting power of Splitco Starz Voting Securities that are present in person or by proxy at such meeting, voting together as a separate class (a "Starz Group Redemption Stockholder Approval").

            (C)  Any vote taken pursuant to clause (A) or (B) of this paragraph (a)(v) will be in addition to, and not in lieu of, any vote of the stockholders of the Corporation required by the DGCL to be taken with respect to the applicable redemption.

        (b)    Conversion Rights.

            (i)  (A) Conversion of Series B Splitco Capital Common Stock into Series A Splitco Capital Common Stock; Other.    Each share of Series B Splitco Capital Common Stock will be convertible at any time, at the option of the holder thereof, into one fully paid and non-assessable share of Series A Splitco Capital Common Stock. Any such conversion may be effected by any holder of Series B Splitco Capital Common Stock by surrendering such holder's certificate or certificates representing the Series B Splitco Capital Common Stock to be converted, duly endorsed, at the principal office of the Corporation or any transfer agent for the Series B Splitco Capital Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified whole number of shares of Series B Splitco Capital Common Stock represented by such certificate or certificates and stating the name or names in which such holder desires the certificate or certificates representing shares of Series A Splitco Capital Common Stock to be issued and, if less than all of the shares of Series B Splitco Capital Common Stock represented by one certificate are to be converted, the name or names in which such holder desires the certificate or certificates representing the unconverted shares of Series B Splitco Capital Common Stock to be issued. Any certificate representing shares surrendered for conversion in accordance with this paragraph will, if so required by the Corporation or its transfer agent, be accompanied by instruments of transfer, in form satisfactory to the Corporation or its transfer agent, duly executed by the holder of such shares or the duly authorized representative of such holder, and will, if required by the next succeeding paragraph, be accompanied by payment, or evidence of payment, of applicable issue or transfer taxes. Promptly thereafter, the Corporation will issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates representing the number of shares of Series A Splitco Capital Common Stock to which such holder will be entitled as herein provided. If less than all of the shares of Series B Splitco Capital Common Stock represented by any one certificate are to be converted, the Corporation will issue and deliver to such holder or such holder's nominee or nominees a new certificate representing the shares of Series B Splitco Capital Common Stock not converted. Such conversion will be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer and payment or evidence of payment of taxes referred to above, and the Person or Persons entitled to receive the Series A Splitco Capital Common Stock issuable on such conversion will be treated for all purposes as the record holder or holders of such Series A Splitco Capital Common Stock on that date. A number of shares of Series A Splitco Capital Common Stock equal to the number of shares of Series B Splitco Capital Common Stock outstanding from time to time will be set aside and reserved for issuance upon conversion of shares of Series B Splitco Capital Common Stock as provided herein. Shares of Series A Splitco Capital Common Stock and shares of Series C Splitco Capital Common Stock will not be convertible at the option of the holder into shares of any other series of Common Stock.

          The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of a certificate or certificates representing shares of Splitco Capital Common Stock on conversion of shares of Series B Splitco Capital Common Stock pursuant to this paragraph (b)(i)(A). The Corporation will not, however, be required to pay any tax that may be payable in respect of any issue or delivery of a certificate or certificates representing any shares of Splitco Capital Common Stock in a name other than that in which the shares of Series B Splitco Capital Common Stock so converted were registered and no such issue or delivery will be made unless and until the person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

          Splitco Capital Common Stock will be convertible at the option of the Corporation, in whole or in part, in accordance with the other provisions of this Section A.2.

            (B)  Conversion of Series B Splitco Starz Common Stock into Series A Splitco Starz Common Stock; Other.    Each share of Series B Splitco Starz Common Stock will be convertible at any time, at the option of the holder thereof, into one fully paid and non-assessable share of Series A Splitco Starz Common Stock. Any such conversion may be effected by any holder of Series B Splitco Starz Common Stock by surrendering such holder's certificate or certificates representing the Series B Splitco Starz Common Stock to be converted, duly endorsed, at the principal office of the Corporation or any transfer agent for the Series B Splitco Starz Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified whole number of shares of Series B Splitco Starz Common Stock represented by such certificate or certificates and stating the name or names in which such holder desires the certificate or certificates representing shares of Series A Splitco Starz Common Stock to be issued and, if less than all of the shares of Series B Splitco Starz Common Stock represented by one certificate are to be converted, the name or names in which such holder desires the certificate or certificates representing the unconverted shares of Series B Splitco Starz Common Stock to be issued. Any certificate representing shares surrendered for conversion in accordance with this paragraph will, if so required by the Corporation or its transfer agent, be accompanied by instruments of transfer, in form satisfactory to the Corporation or its transfer agent, duly executed by the holder of such shares or the duly authorized representative of such holder, and will, if required by the next succeeding paragraph, be accompanied by payment, or evidence of payment, of applicable issue or transfer taxes. Promptly thereafter, the Corporation will issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates representing the number of shares of Series A Splitco Starz Common Stock to which such holder will be entitled as herein provided. If less than all of the shares of Series B Splitco Starz Common Stock represented by any one certificate are to be converted, the Corporation will issue and deliver to such holder or such holder's nominee or nominees a new certificate representing the shares of Series B Splitco Starz Common Stock not converted. Such conversion will be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer and payment or evidence of payment of taxes referred to above, and the Person or Persons entitled to receive the Series A Splitco Starz Common Stock issuable on such conversion will be treated for all purposes as the record holder or holders of such Series A Splitco Starz Common Stock on that date. A number of shares of Series A Splitco Starz Common Stock equal to the number of shares of Series B Splitco Starz Common Stock outstanding from time to time will be set aside and reserved for issuance upon conversion of shares of Series B Splitco Starz Common Stock as provided herein. Shares of Series A Splitco Starz Common Stock and shares of Series C Splitco Starz Common Stock will not be convertible at the option of the holder into shares of any other series of Common Stock.

          The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of a certificate or certificates representing shares of Splitco Starz Common Stock on conversion of shares of Series B Splitco Starz Common Stock pursuant to this paragraph (b)(i)(B). The Corporation will not, however, be required to pay any tax that may be payable in respect of any issue or delivery of a certificate or certificates representing any shares of Splitco Starz Common Stock in a name other than that in which the shares of Series B Splitco Starz Common Stock so converted were registered and no such issue or delivery will be made unless and until the person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

          Splitco Starz Common Stock will be convertible at the option of the Corporation, in whole or in part, in accordance with the other provisions of this Section A.2.

           (ii)  Conversion of Splitco Starz Common Stock into Splitco Capital Common Stock at the Option of the Corporation.

            (A)  At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Splitco Starz Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Splitco Capital Common Stock equal to the Starz/Capital Group Optional Conversion Ratio, (II) each share of Series B Splitco Starz Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Splitco Capital Common Stock equal to the Starz/Capital Group Optional Conversion Ratio, and (III) each share of Series C Splitco Starz Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Splitco Capital Common Stock equal to the Starz/Capital Group Optional Conversion Ratio.

            (B)  For purposes of this paragraph (b)(ii), the "Starz/Capital Group Optional Conversion Ratio" means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Splitco Starz Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Splitco Capital Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date.

            (C)  If the Corporation determines to convert shares of Splitco Starz Common Stock into Splitco Capital Common Stock pursuant to this paragraph (b)(ii), such conversion will occur on a Starz Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (f)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the Starz/Capital Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the Starz/Capital Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Splitco Starz Common Stock into shares of Splitco Capital Common Stock, a new Starz Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(ii).

            (D)  The Corporation will not convert shares of a series of Splitco Starz Common Stock into shares of Splitco Capital Common Stock pursuant to this paragraph (b)(ii) without converting all outstanding shares of each series of Splitco Starz Common Stock into shares of Splitco Capital Common Stock, in each case, in accordance with this paragraph (b)(ii).

          (iii)  Conversion of Splitco Capital Common Stock into Splitco Starz Common Stock at the Option of the Corporation.

            (A)  At the option of the Corporation, exercisable at any time by resolution of its Board of Directors: (I) each share of Series A Splitco Capital Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series A Splitco Starz Common Stock equal to the Capital/Starz Group Optional Conversion Ratio, (II) each share of Series B Splitco Capital Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series B Splitco Starz Common Stock equal to the Capital/Starz Group Optional Conversion Ratio, and (III) each share of Series C Splitco Capital Common Stock will be converted into a number (or fraction) of fully paid and non-assessable shares of Series C Splitco Starz Common Stock equal to the Capital/Starz Group Optional Conversion Ratio.

            (B)  For purposes of this paragraph (b)(iii), the "Capital/Starz Group Optional Conversion Ratio" means the amount (calculated to the nearest five decimal places) obtained by dividing (I) the Average Market Value of the Splitco Capital Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date, by (II) the Average Market Value of the Splitco Starz Reference Share over the 20-Trading Day period ending on the Trading Day preceding the Determination Date.

            (C)  If the Corporation determines to convert shares of Splitco Capital Common Stock into Splitco Starz Common Stock pursuant to this paragraph (b)(iii), such conversion will occur on a Capital Group Conversion Date on or prior to the 45th day following the Determination Date and will otherwise be effected in accordance with the provisions of paragraph (e)(iv) of this Section A.2. If the Corporation determines not to undertake such conversion following the determination of the Capital/Starz Group Optional Conversion Ratio, the Corporation may at any time thereafter establish a new Determination Date, in which event the Capital/Starz Group Optional Conversion Ratio will be recalculated as of such new Determination Date and, if the Corporation determines to convert shares of Splitco Capital Common Stock into shares of Splitco Starz Common Stock, a new Capital Group Conversion Date will be established, in each case, in accordance with this paragraph (b)(iii).

            (D)  The Corporation will not convert shares of a series of Splitco Capital Common Stock into shares of Splitco Starz Common Stock pursuant to this paragraph (b)(iii) without converting all outstanding shares of each series of Splitco Capital Common Stock into shares of Splitco Starz Common Stock, in each case, in accordance with this paragraph (b)(iii).

        (c)    Dividends Generally.

            (i)  Dividends on Splitco Capital Common Stock.    Subject to the applicable terms of any Preferred Stock Designation, dividends on the Splitco Capital Common Stock may be declared and paid only out of the lesser of (A) assets of the Corporation legally available therefor and (B) the Capital Group Available Dividend Amount. Whenever a dividend, other than a dividend that consists of a Share Distribution, is paid to the holders of one or more series of Splitco Capital Common Stock, the Corporation will also pay to the holders of each other series of Splitco Capital Common Stock a dividend per share equal to the dividend per share paid to the holders of such first one or more series of Splitco Capital Common Stock, such that the dividend paid on each share of Splitco Capital Common Stock, regardless of series, is the same. Whenever a dividend that consists of a Share Distribution is paid to the holders of one or more series of Splitco Capital Common Stock, the Corporation will also pay a dividend that consists of a Share Distribution to the holders of each other series of Splitco Capital Common Stock as provided in paragraph (d)(i) of this Section A.2.

          If the Capital Group Outstanding Interest Fraction is less than one (1) on the record date for any dividend, including a dividend that consists of a Share Distribution, with respect to the Splitco Capital Common Stock, then concurrently with the payment of any dividend on the outstanding shares of Splitco Capital Common Stock:

            (A)  if such dividend consists of cash, securities (other than shares of Splitco Capital Common Stock or Splitco Starz Common Stock) or other assets, at the election of the Board of Directors, the Corporation will (I) attribute (a "Capital Group Inter-Group Dividend") to the Starz Group an aggregate amount of cash, securities or other assets, or a combination thereof (the "Capital Group Inter-Group Dividend Amount"), with a Fair Value equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest as of the record date for such dividend, by (y) the per share Fair Value of such dividend payable to the holders of outstanding shares of Splitco Capital Common Stock, as determined by the Board of Directors or (II) increase the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the Capital Group Inter-Group Dividend Amount, by (y) the Fair Value of the Splitco Capital Reference Share as of the "ex" date or any similar date for such dividend;

            (B)  if such dividend consists of shares of Splitco Capital Common Stock, the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest will be increased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest as of the record date for such dividend, by (y) the Capital Group Share Distribution Ratio applicable to such dividend; or

            (C)  if such dividend consists of shares of Splitco Starz Common Stock, subject to paragraph (d)(i)(B), the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Splitco Starz Common Stock distributed to holders of Splitco Capital Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest as of the record date for such dividend, by (y) the Starz Group Share Distribution Ratio applicable to such dividend.

          In the case of a dividend paid pursuant to clause (D) of paragraph (e)(ii) of this Section A.2. in connection with a Capital Group Disposition, the Capital Group Inter-Group Dividend Amount may be increased, at the election of the Board of Directors, by the aggregate amount of the dividend that would have been payable with respect to the shares of Splitco Capital Common Stock converted into Splitco Starz Common Stock in connection with such Capital Group Disposition if such shares were not so converted and received the same dividend per share as the other shares of Splitco Capital Common Stock received in connection with such Capital Group Disposition.

          A Capital Group Inter-Group Dividend may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities or other assets, or a combination thereof, and may be payable in kind or otherwise.

           (ii)  Dividends on Splitco Starz Common Stock.    Subject to the applicable terms of any Preferred Stock Designation, dividends on the Splitco Starz Common Stock may be declared and paid only out of the lesser of (A) assets of the Corporation legally available therefor and (B) the Starz Group Available Dividend Amount. Whenever a dividend, other than a dividend that consists of a Share Distribution, is paid to the holders of one or more series of Splitco Starz Common Stock, the Corporation will also pay to the holders of each other series of Splitco Starz Common Stock a dividend per share equal to the dividend per share paid to the holders of such first one or more series of Splitco Starz Common Stock, such that the dividend paid on each share of Splitco Starz Common Stock, regardless of series, is the same. Whenever a dividend that consists of a Share Distribution is paid to the holders of one or more series of Splitco Starz Common Stock, the Corporation will also pay a dividend that consists of a Share Distribution to the holders of each other series of Splitco Starz Common Stock as provided in paragraph (d)(ii) of this Section A.2.

          If the Starz Group Outstanding Interest Fraction is less than one (1) on the record date for any dividend, including a dividend that consists of a Share Distribution, with respect to the Splitco

  Starz Common Stock, then concurrently with the payment of any dividend on the outstanding shares of Splitco Starz Common Stock:

            (A)  if such dividend consists of cash, securities (other than shares of Splitco Starz Common Stock or Splitco Capital Common Stock) or other assets, at the election of the Board of Directors, the Corporation will (I) attribute (a "Starz Group Inter-Group Dividend") to the Capital Group an aggregate amount of cash, securities or other assets, or a combination thereof (the "Starz Group Inter-Group Dividend Amount"), with a Fair Value equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest as of the record date for such dividend, by (y) the per share Fair Value of such dividend payable to the holders of outstanding shares of Splitco Starz Common Stock, as determined by the Board of Directors or (II) increase the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the Starz Group Inter-Group Dividend Amount, by (y) the Fair Value of the Splitco Starz Reference Share as of the "ex" date or any similar date for such dividend;

            (B)  if such dividend consists of shares of Splitco Starz Common Stock, the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest will be increased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest as of the record date for such dividend, by (y) the Starz Group Share Distribution Ratio applicable to such dividend; or

            (C)  if such dividend consists of shares of Splitco Capital Common Stock, subject to paragraph (d)(ii)(B), the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest will be decreased by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by adding (I) the number of shares of Splitco Capital Common Stock distributed to holders of Splitco Starz Common Stock, plus (II) the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest as of the record date for such dividend, by (y) the Capital Group Share Distribution Ratio applicable to such dividend.

          In the case of a dividend paid pursuant to clause (D) of paragraph (f)(ii) of this Section A.2. in connection with a Starz Group Disposition, the Starz Group Inter-Group Dividend Amount may be increased, at the election of the Board of Directors, by the aggregate amount of the dividend that would have been payable with respect to the shares of Splitco Starz Common Stock converted into Splitco Capital Common Stock in connection with such Starz Group Disposition if such shares were not so converted and received the same dividend per share as the other shares of Splitco Starz Common Stock received in connection with such Starz Group Disposition.

          A Starz Group Inter-Group Dividend may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash, securities or other assets, or a combination thereof, and may be payable in kind or otherwise.

          (iii)  Discrimination Between or Among Series of Common Stock.    Subject to the provisions of paragraphs (c) and (d) of this Section A.2., the Board of Directors will have the authority and discretion to declare and pay (or to refrain from declaring and paying) dividends, including, without limitation, dividends consisting of Share Distributions, on outstanding shares of Splitco Capital Common Stock or Splitco Starz Common Stock, or all such series, and in equal or unequal amounts, or only on the Splitco Capital Common Stock or the Splitco Starz Common Stock (subject to applicable law), notwithstanding the relationship between or among the Capital Group Available Dividend Amount and the Starz Group Available Dividend Amount, or the respective amounts of prior dividends declared on, or the liquidation rights of, the Splitco Capital Common Stock or the Splitco Starz Common Stock, or any other factor.

        (d)    Share Distributions.

            (i)  Distributions on Series A Splitco Capital Common Stock, Series B Splitco Capital Common Stock and Series C Splitco Capital Common Stock.    If at any time a Share Distribution is to be made with respect to the Series A Splitco Capital Common Stock, Series B Splitco Capital Common Stock or Series C Splitco Capital Common Stock, then, in addition to the applicable requirements of paragraph (c)(i) of this Section A.2., such Share Distribution may be declared and paid only as follows:

            (A)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A Splitco Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Splitco Capital Common Stock) may be declared and paid to holders of Series A Splitco Capital Common Stock, Series B Splitco Capital Common Stock and Series C Splitco Capital Common Stock, on an equal per share basis; or (II) shares of Series C Splitco Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Splitco Capital Common Stock) may be declared and paid to holders of Series A Splitco Capital Common Stock, Series B Splitco Capital Common Stock and Series C Splitco Capital Common Stock, on an equal per share basis; or (III) shares of Series A Splitco Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Splitco Capital Common Stock) may be declared and paid to holders of Series A Splitco Capital Common Stock, shares of Series B Splitco Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Splitco Capital Common Stock) may be declared and paid to holders of Series B Splitco Capital Common Stock and shares of Series C Splitco Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Splitco Capital Common Stock) may be declared and paid to holders of Series C Splitco Capital Common Stock, in each case, on an equal per share basis;

            (B)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A Splitco Starz Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Splitco Starz Common Stock) may be declared and paid to holders of Series A Splitco Capital Common Stock, Series B Splitco Capital Common Stock and Series C Splitco Capital Common Stock, on an equal per share basis; or (II) shares of Series C Splitco Starz Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Splitco Starz Common Stock) may be declared and paid to holders of Series A Splitco Capital Common Stock, Series B Splitco Capital Common Stock and Series C Splitco Capital Common Stock, on an equal per share basis; or (III) shares of Series A Splitco Starz Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Splitco Starz Common Stock) may be declared and paid to holders of Series A Splitco Capital Common Stock, shares of Series B Splitco Starz Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Splitco Starz Common Stock) may be declared and paid to holders of Series B Splitco Capital Common Stock and shares of Series C Splitco Starz Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Splitco Starz Common Stock) may be declared and paid to holders of Series C Splitco Capital Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Splitco Starz Common Stock to be so distributed pursuant to this paragraph (d)(i)(B) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Splitco Starz Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the Capital Group, plus (z) if the Capital Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Splitco Starz Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the Starz Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest; or

            (C)  a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than Splitco Capital Common Stock or Splitco Starz Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Splitco Capital Common Stock or Splitco Starz Common Stock), may be declared and paid, at the election of the Board of Directors, either on the basis of a distribution of (x) identical securities, on an equal per share basis, to holders of each series of Splitco Capital Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Splitco Capital Common Stock or (z) a separate class or series of securities to the holders of one or more series of Splitco Capital Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Splitco Capital Common Stock; provided, that in the case of clauses (y) and (z), (1) such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Splitco Capital Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of each other series of Splitco Capital Common Stock receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Splitco Capital Common Stock, the Series B Splitco Capital Common Stock and the Series C Splitco Capital Common Stock, and (2) in the event the securities to be received by the holders of shares of Splitco Capital Common Stock other than the Series B Splitco Capital Common Stock consist of different classes or series of securities, with each such class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Splitco Capital Common Stock (other than the Series B Splitco Capital Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of the class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) to be received by the holders of each series of Splitco Capital Common Stock (other than the Series B Splitco Capital Common Stock) corresponds to the extent practicable to the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of such series of Splitco Capital Common Stock, as compared to the other series of Splitco Capital Common Stock (other than the Series B Splitco Capital Common Stock).

           (ii)  Distributions on Series A Splitco Starz Common Stock, Series B Splitco Starz Common Stock and Series C Splitco Starz Common Stock.    If at any time a Share Distribution is to be made with respect to the Series A Splitco Starz Common Stock, Series B Splitco Starz Common Stock or Series C Splitco Starz Common Stock, then, in addition to the applicable requirements of paragraph (c)(ii) of this Section A.2., such Share Distribution may be declared and paid only as follows:

            (A)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A Splitco Starz Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Splitco Starz Common Stock) may be declared and paid to holders of Series A Splitco Starz Common Stock, Series B Splitco Starz Common Stock and Series C Splitco Starz Common Stock, on an equal per share basis; or (II) shares of Series C Splitco Starz Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Splitco Starz Common Stock) may be declared and paid to holders of Series A Splitco Starz Common Stock, Series B Splitco Starz Common Stock and Series C Splitco Starz Common Stock, on an equal per share basis; or (III) shares of Series A Splitco Starz Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Splitco Starz Common Stock) may be declared and paid to holders of Series A Splitco Starz Common Stock, shares of Series B Splitco Starz Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Splitco Starz Common Stock) may be declared and paid to holders of Series B Splitco Starz Common Stock and shares of Series C Splitco Starz Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Splitco Starz Common Stock) may be declared and paid to holders of Series C Splitco Starz Common Stock, in each case, on an equal per share basis;

            (B)  a Share Distribution consisting, at the election of the Board of Directors, of: (I) shares of Series A Splitco Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Splitco Capital Common Stock) may be declared and paid to holders of Series A Splitco Starz Common Stock, Series B Splitco Starz Common Stock and Series C Splitco Starz Common Stock, on an equal per share basis; or (II) shares of Series C Splitco Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Splitco Capital Common Stock) may be declared and paid to holders of Series A Splitco Starz Common Stock, Series B Splitco Starz Common Stock and Series C Splitco Starz Common Stock, on an equal per share basis; or (III) shares of Series A Splitco Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Splitco Capital Common Stock) may be declared and paid to holders of Series A Splitco Starz Common Stock, shares of Series B Splitco Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Splitco Capital Common Stock) may be declared and paid to holders of Series B Splitco Starz Common Stock and shares of Series C Splitco Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series C Splitco Capital Common Stock) may be declared and paid to holders of Series C Splitco Starz Common Stock, in each case, on an equal per share basis; provided, however, that no such Share Distribution will be declared and paid if the amount obtained by adding (x) the aggregate number of shares of Splitco Capital Common Stock to be so distributed pursuant to this paragraph (d)(ii)(B) (including the number of such shares that would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed pursuant to such Share Distribution), plus (y) the number of shares of Splitco Capital Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the Starz Group, plus (z) if the Starz Group Outstanding Interest Fraction is less than one (1) on the record date for the Share Distribution, the number of shares of Splitco Capital Common Stock equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest as of the record date for such Share Distribution, by (II) the Capital Group Share Distribution Ratio, is greater than the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest; or

            (C)  a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than Splitco Starz Common Stock or Splitco Capital Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Splitco Starz Common Stock or Splitco Capital Common Stock), may be declared and paid, at the election of the Board of Directors, either on the basis of a distribution of (x) identical securities, on an equal per share basis, to holders of each series of Splitco Starz Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Splitco Starz Common Stock or (z) a separate class or series of securities to the holders of one or more series of Splitco Starz Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Splitco Starz Common Stock; provided, that in the case of clauses (y) and (z), (1) such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Splitco Starz Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of each other series of Splitco Starz Common Stock receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Splitco Starz Common Stock, the Series B Splitco Starz Common Stock and the Series C Splitco Starz Common Stock, and (2) in the event the securities to be received by the holders of shares of Splitco Starz Common Stock other than the Series B Splitco Starz Common Stock consist of different classes or series of securities, with each such class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Splitco Starz Common Stock (other than the Series B Splitco Starz Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of the class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) to be received by the holders of each series of Splitco Starz Common Stock (other than the Series B Splitco Starz Common Stock) corresponds to the extent practicable to the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) of such series of Splitco Starz Common Stock, as compared to the other series of Splitco Starz Common Stock (other than the Series B Splitco Starz Common Stock).

        (e)    Redemption and Other Provisions Relating to the Splitco Capital Common Stock.

            (i)  Redemption for Securities of one or more Capital Group Subsidiaries.    At any time at which a Subsidiary of the Corporation holds, directly or indirectly, assets and liabilities attributed to the Capital Group, the Corporation may, at its option and subject to assets of the Corporation being legally available therefor, but subject (in addition to any other approval of the Corporation's stockholders (or any series thereof) required under the DGCL in respect of such redemption, if any) to the Corporation having received the Capital Group Redemption Stockholder Approval (and, to the extent applicable, the Starz Group Redemption Stockholder Approval), redeem outstanding shares of Splitco Capital Common Stock (such shares of Splitco Capital Common Stock to be redeemed, the "Capital Group Redemption Shares") for securities of such Subsidiary (a "Distributed Capital Group Subsidiary"), as provided herein. The number of Capital Group Redemption Shares will be determined, by the Board of Directors, by multiplying (A) the number of outstanding shares of Splitco Capital Common Stock as of the Capital Group Redemption Selection Date, by (B) the percentage of the Fair Value of the Capital Group that is represented by the Fair Value of the Corporation's equity interest in the Distributed Capital Group Subsidiary which is attributable to the Capital Group, in each case, as determined by the Board of Directors as of a date selected by the Board of Directors, as such percentage may be adjusted by the Board of Directors in its discretion to take into account such things as it deems relevant. The aggregate number of securities of the Distributed Capital Group Subsidiary to be delivered (the "Capital Group Distribution Subsidiary Securities") in redemption of the Capital Group Redemption Shares will be equal to: (A) if the Board of Directors makes a Capital Group Inter-Group Redemption Election as described below, the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the product of (I) the number of securities of the Distributed Capital Group Subsidiary owned by the Corporation and (II) the percentage of the Fair Value of the Corporation's equity interest in the Distributed Capital Group Subsidiary that is represented by the Fair Value of the Corporation's equity interest in the Distributed Capital Group Subsidiary which is attributable to the Capital Group (such product, the "Distributable Capital Group Subsidiary Securities"), by (y) the Capital Group Outstanding Interest Fraction, in each case, as of the Capital Group Redemption Selection Date, or (B) if the Board of Directors does not make a Capital Group Inter-Group Redemption Election, all of the Distributable Capital Group Subsidiary Securities, in each case, subject to adjustment as provided below. The number of securities of the Distributed Capital Group Subsidiary to be delivered in redemption of each Capital Group Redemption Share will be equal to the amount (rounded, if necessary, to the nearest five decimal places) obtained by dividing (x) the number of Capital Group Distribution Subsidiary Securities, by (y) the number of Capital Group Redemption Shares.

          If the Capital Group Outstanding Interest Fraction is less than one (1) on the Capital Group Redemption Selection Date for any redemption pursuant to this paragraph (e)(i) and if (but only if) the Board of Directors so determines in its discretion (a "Capital Group Inter-Group Redemption Election"), then concurrently with the distribution of the Capital Group Distribution Subsidiary Securities in redemption of Capital Group Redemption Shares, the Corporation will attribute to the Starz Group an aggregate number of Distributable Capital Group Subsidiary Securities (the "Capital Group Inter-Group Interest Subsidiary Securities") equal to the difference between the total number of Distributable Capital Group Subsidiary Securities and the number of Capital Group Distribution Subsidiary Securities, subject to adjustment as provided below. If a Capital Group Inter-Group Redemption Election is made, then: (I) the Number of

  Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest will be decreased as described in subparagraph (ii)(D) of the definition of "Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest" in paragraph (i) of this Section A.2.; (II) the attribution of Capital Group Inter-Group Interest Subsidiary Securities to be made to the Starz Group may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of Capital Group Inter-Group Interest Subsidiary Securities to the Starz Group; and (III) the Board of Directors may determine that the Capital Group Inter-Group Interest Subsidiary Securities so allocated or transferred to the Starz Group will be distributed to holders of shares of Splitco Starz Common Stock as a Share Distribution pursuant to paragraph (d)(ii)(C) of this Section A.2.

          If at the time of a redemption of Splitco Capital Common Stock pursuant to this paragraph (e)(i), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Splitco Capital Common Stock that would become convertible into or exercisable or exchangeable for Distributable Capital Group Subsidiary Securities as a result of such redemption, and the obligation to deliver securities of such Distributed Capital Group Subsidiary upon exercise, exchange or conversion of such Convertible Securities is not assumed or otherwise provided for by the Distributed Capital Group Subsidiary, then the Board of Directors may make such adjustments as it determines to be appropriate to the number of Capital Group Redemption Shares, the number of Capital Group Distribution Subsidiary Securities and the number of Capital Group Inter-Group Interest Subsidiary Securities (and any related adjustment to the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest) to take into account the securities of the Distributed Capital Group Subsidiary into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable.

          In the event that not all outstanding shares of Splitco Capital Common Stock are to be redeemed in accordance with this paragraph (e)(i) for Capital Group Distribution Subsidiary Securities, then (1) the number of shares of each series of Splitco Capital Common Stock to be redeemed in accordance with this paragraph (e)(i) will be determined by multiplying the aggregate number of Capital Group Redemption Shares by a fraction, the numerator of which is the aggregate number of shares of such series and the denominator of which is the aggregate number of shares of all series of Splitco Capital Common Stock, in each case, outstanding as of the Capital Group Redemption Selection Date, and (2) the outstanding shares of each series of Splitco Capital Common Stock to be redeemed in accordance with this paragraph (e)(i) will be redeemed by the Corporation pro rata among the holders of each series of Splitco Capital Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

          To the extent that a Distributed Capital Group Subsidiary to be distributed pursuant to this paragraph (e)(i) also holds, directly or indirectly, assets and liabilities attributed to the Starz Group, then (x) such Distributed Capital Group Subsidiary will also be deemed a Distributed Starz Group Subsidiary for purposes of paragraph (f)(i) and (y) in connection with the redemption of Capital Group Redemption Shares pursuant to this paragraph (e)(i) the Corporation will also redeem shares of Splitco Starz Common Stock pursuant to the provisions of paragraph (f)(i), subject to the Corporation obtaining the Capital Group Redemption Stockholder Approval and the Starz Group Redemption Stockholder Approval. In connection with any such redemption of Splitco Capital Common Stock and Splitco Starz Common Stock, the Board of Directors will effect such redemption in accordance with the terms of paragraphs (e)(i) and (f)(i), as determined by the Board of Directors in good faith, with such changes and adjustments as the Board of Directors determines are reasonably necessary in order to effect such redemption in exchange for securities of a single Subsidiary holding the assets and liabilities of more than one Group. In effecting such redemption, the Board of Directors may determine to redeem the Capital Group Redemption Shares and the Starz Group Redemption Shares in exchange for one or more classes or series of securities of such Subsidiary, including, without limitation, for separate classes or series of securities of such Subsidiary, (I) with the holders of Capital Group Redemption Shares to receive Capital Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Capital Group held by such Subsidiary and (II) with holders of Starz Group Redemption Shares to receive Starz Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Starz Group held by such Subsidiary, subject, in each case, to the applicable limitations on the class and series of securities of the Distributed Capital Group Subsidiary set forth in the last paragraph of paragraphs (e)(i) and (f)(i).

          Any redemption pursuant to this paragraph (e)(i) will occur on a Capital Group Redemption Date set forth in a notice to holders of Splitco Capital Common Stock (and Convertible Securities convertible into or exercisable or exchangeable for shares of any series of Splitco Capital Common Stock (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities)) pursuant to paragraph (e)(iv)(C).

          In effecting a redemption of Splitco Capital Common Stock pursuant to this paragraph (e)(i), the Board of Directors may determine either to (x) redeem shares of each series of Splitco Capital Common Stock in exchange for a single class or series of securities of the Distributed Capital Group Subsidiary without distinction among series of Splitco Capital Common Stock, on an equal per share basis, (y) redeem shares of each series of Splitco Capital Common Stock in exchange for separate classes or series of securities of the Distributed Capital Group Subsidiary, on an equal per share basis, or (z) redeem shares of one or more series of Splitco Capital Common Stock in exchange for a separate class or series of securities of the Distributed Capital Group Subsidiary and, on an equal per share basis, redeem shares of all other series of Splitco Capital Common Stock in exchange for a different class or series of securities of the Distributed Capital Group Subsidiary; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Splitco Capital Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Splitco Capital Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Splitco Capital Common Stock, the Series B Splitco Capital Common Stock and the Series C Splitco Capital Common Stock, and (2) in the event the securities to be received by the holders of shares of Splitco Capital Common Stock other than the Series B Splitco Capital Common Stock in such redemption consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Splitco Capital Common Stock (other than the Series B Splitco Capital Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Splitco Capital Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Splitco Capital Common Stock, other than the Series B Splitco Capital Common Stock) of such series of Splitco Capital Common Stock. If the Board of Directors has made a Capital Group Inter-Group Redemption Election, then the determination as to the classes or series of securities of the Distributed Capital Group Subsidiary comprising the Capital Group Inter-Group Interest Subsidiary Securities to be so transferred or allocated to the Starz Group will be made by the Board of Directors in its discretion.

           (ii)  Mandatory Dividend, Redemption or Conversion in Case of Capital Group Disposition.    In the event of a Capital Group Disposition (other than an Exempt Capital Group Disposition), the Corporation will, on or prior to the 120th Trading Day following the consummation of such Capital Group Disposition and in accordance with the applicable provisions of this Section A.2., take the actions referred to in one of clauses (A), (B), (C) or (D) below, as elected by the Board of Directors:

            (A)  Subject to the first sentence of paragraph (c)(i) of this Section A.2. the Corporation may declare and pay a dividend payable in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, to the holders of outstanding shares of Splitco Capital Common Stock, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Capital Group Allocable Net Proceeds of such Capital Group Disposition as of the record date for determining the holders entitled to receive such dividend, as the same may be determined by the Board of Directors, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(i) and (d)(i) of this Section A.2.; or

            (B)  Provided that there are assets of the Corporation legally available therefor and the Capital Group Available Dividend Amount would have been sufficient to pay a dividend pursuant to clause (A) of this paragraph (e)(ii) in lieu of effecting the redemption provided for in this clause (B), then:

               (I)  if such Capital Group Disposition involves all (not merely substantially all) of the assets of the Capital Group, the Corporation may redeem all outstanding shares of each series of Splitco Capital Common Stock for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Capital Group Allocable Net Proceeds of such Capital Group Disposition as of the Capital Group Redemption Date, as determined by the Board of Directors, such aggregate amount to be allocated among the shares of all series of Splitco Capital Common Stock outstanding as of the Capital Group Redemption Date on an equal per share basis (subject to the provisions of this paragraph (e)(ii)); or

              (II)  if such Capital Group Disposition involves substantially all (but not all) of the assets of the Capital Group, the Corporation may apply an aggregate amount (subject to adjustment as provided below) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with a Fair Value equal to the Capital Group

      Allocable Net Proceeds of such Capital Group Disposition as of the Capital Group Redemption Selection Date (the "Capital Group Redemption Amount") to the redemption of outstanding shares of each series of Splitco Capital Common Stock, such Capital Group Redemption Amount to be allocated (subject to the provisions of this paragraph (e)(ii)) to the redemption of shares of each series of Splitco Capital Common Stock in the ratio of (x) the number of shares of such series outstanding as of the Capital Group Redemption Selection Date to (y) the aggregate number of shares of all series of Splitco Capital Common Stock outstanding as of such date, and the number of shares of each such series to be redeemed will equal the lesser of (1) the number of shares of such series outstanding as of the Capital Group Redemption Selection Date and (2) the whole number nearest the number obtained by dividing the aggregate amount so allocated to the redemption of such series by the Average Market Value of the Splitco Capital Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such Capital Group Disposition; provided that, if following the foregoing allocation there remains any amount of the Capital Group Redemption Amount which is not being applied to the redemption of shares of a series of Splitco Capital Common Stock, then such excess amount will be allocated to the redemption of shares of each series of Splitco Capital Common Stock that, following the initial allocation referred to above, would have shares outstanding and not redeemed, with the number of outstanding and not redeemed shares to be redeemed from each such series to be calculated in accordance with clauses (1) and (2) of the immediately preceding sentence based upon such excess amount of the Capital Group Redemption Amount. The outstanding shares of a series of Splitco Capital Common Stock to be redeemed will be selected on a pro rata basis among the holders of such series or by such other method as the Board of Directors may determine to be equitable; or

            (C)  The Corporation may convert each outstanding share of Series A Splitco Capital Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Splitco Starz Common Stock, each outstanding share of Series B Splitco Capital Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Splitco Starz Common Stock, and each outstanding share of Series C Splitco Capital Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Splitco Starz Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Splitco Capital Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such Capital Group Disposition, to (II) the Average Market Value of the Splitco Starz Reference Share over the same 10-Trading Day period; or

            (D)  The Corporation may combine the conversion of a portion of the outstanding shares of Splitco Capital Common Stock into Splitco Starz Common Stock as contemplated by clause (C) of this paragraph (e)(ii) with the payment of a dividend on or the redemption of shares of Splitco Capital Common Stock as described below, subject to the limitations specified in clause (A) (in the case of a dividend) or clause (B) (in the case of a redemption) of this paragraph (e)(ii) (including the limitations specified in other paragraphs of this Certificate referred to therein). In the event the Board of Directors elects the option described in this clause (D), the portion of the outstanding shares of Splitco Capital Common Stock to be converted into fully paid and non-assessable shares of Splitco Starz Common Stock will be determined by the Board of Directors and will be so converted at the conversion rate determined in accordance with clause (C) above and the Corporation will either (x) pay a dividend to the holders of record of all of the remaining shares of Splitco Capital Common Stock outstanding, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(i) and (d)(i) of this Section A.2., or (y) redeem all or a portion of such remaining shares of Splitco Capital Common Stock. The aggregate amount of such dividend, in the case of a dividend, or the portion of the Capital Group Allocable Net Proceeds to be applied to such redemption, in the case of a redemption, will be equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) an amount equal to the Capital Group Allocable Net Proceeds of such Capital Group Disposition as of, in the case of a dividend, the record date for determining the holders of Splitco Capital Common Stock entitled to receive such dividend and, in the case of a redemption, the Capital Group Redemption Selection Date (in the case of a partial redemption) or the Capital Group Redemption Date (in the case of a full redemption), in each case, before giving effect to the conversion of shares of Splitco Capital Common Stock in connection with such Capital Group Disposition in accordance with this clause (D) and any related adjustment to the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest, by (II) one minus a fraction, the numerator of which will be the number of shares of Splitco Capital Common Stock to be converted into shares of Splitco Starz Common Stock in accordance with this clause (D) and the denominator of which will be the aggregate number of shares of Splitco Capital Common Stock outstanding as of the record date, Capital Group Redemption Selection Date or Capital Group Redemption Date used for purposes of clause (I) of this sentence. In the event of a redemption concurrently with or following any such partial conversion of shares of Splitco Capital Common Stock, if the Capital Group Disposition was of all (not merely substantially all) of the assets of the Capital Group, then all remaining outstanding shares of Splitco Capital Common Stock will be redeemed for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to the portion of the Capital Group Allocable Net Proceeds to be applied to such redemption determined in accordance with this clause (D), such aggregate amount to be allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (e)(ii)). In the event of a redemption concurrently with or following any such partial conversion of shares of Splitco Capital Common Stock, if the Capital Group Disposition was of substantially all (but not all) of the assets of the Capital Group, then the number of shares of each series of Splitco Capital Common Stock to be redeemed will be determined in accordance with clause (B)(II) of this paragraph (e)(ii), substituting for the Capital Group Redemption Amount referred to therein the portion of the Capital Group Allocable Net Proceeds to be applied to such redemption as determined in accordance with this clause (D), and such shares will be redeemed for cash, securities (other than Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to such portion of the Capital Group Allocable Net Proceeds and allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (e)(ii)). The aggregate number of shares of Splitco Capital Common Stock to be converted in any partial conversion in accordance with this clause (D) will be allocated among the series of Splitco Capital Common Stock in the ratio of the number of shares of each such series outstanding to the aggregate number of shares of all series of Splitco Capital Common Stock outstanding as of the Capital Group Conversion Selection Date, and the shares of each such series to be converted will be selected on a pro rata basis or by such other method as the Board of Directors may determine to be equitable. In the case of a redemption, the allocation of the cash, securities (other than shares of Common Stock) and/or other assets to be paid in redemption and, in the case of a partial redemption, the selection of shares to be redeemed will be made in the manner contemplated by clause (B) of this paragraph (e)(ii).

            For purposes of this paragraph (e)(ii):

              (1)   as of any date, "substantially all of the assets of the Capital Group" means a portion of such assets that represents at least 80% of the then-Fair Value of the assets of the Capital Group as of such date;

              (2)   in the case of a Capital Group Disposition of assets in a series of related transactions, such Capital Group Disposition will not be deemed to have been consummated until the consummation of the last of such transactions;

              (3)   if the Board of Directors seeks the approval of the holders of Splitco Capital Voting Securities entitled to vote thereon to qualify a Capital Group Disposition as an Exempt Capital Group Disposition and such approval is not obtained, the date on which such approval fails to be obtained will be treated as the date on which such Capital Group Disposition was consummated for purposes of making the determinations and taking the actions prescribed by this paragraph (e)(ii) and paragraph (e)(iv), and no subsequent vote may be taken to qualify such Capital Group Disposition as an Exempt Capital Group Disposition;

              (4)   in the event of a redemption of a portion of the outstanding shares of Splitco Capital Common Stock pursuant to clause (B)(II) or (D) of this paragraph (e)(ii) at a time when the Capital Group Outstanding Interest Fraction is less than one, if the Board of Directors so elects (a "Capital Group Inter-Group Partial Redemption Election"), in its discretion, the Corporation will attribute to the Starz Group concurrently with such redemption an aggregate amount (the "Capital Group Inter-Group Redemption Amount") of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, subject to adjustment as described below, with an aggregate Fair Value equal to the difference between (x) the Capital Group Net Proceeds and (y) the portion of the Capital Group Allocable Net Proceeds applied to such redemption as determined in accordance with clause (B)(II) or clause (D) of this paragraph (e)(ii). If the Board of Directors makes such election, the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest will be decreased in the manner described in subparagraph (ii)(E) of the definition of "Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest" in paragraph (i) of this Section A.2. The Capital Group Inter-Group Redemption Amount may, at the discretion of the Board of Directors, be reflected by an allocation to the Starz Group or by a direct transfer to the Starz Group of cash, securities and/or other assets;

              (5)   if at the time of a Capital Group Disposition subject to this paragraph (e)(ii), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Splitco Capital Common Stock that would give the holders thereof the right to receive any consideration related to such Capital Group Disposition upon conversion, exercise or exchange or otherwise, or would adjust to give the holders equivalent economic rights, as a result of any dividend, redemption or other action taken by the Corporation with respect to the Splitco Capital Common Stock pursuant to this paragraph (e)(ii), then the Board of Directors may make such adjustments to (x) the amount of consideration to be issued or delivered as contemplated by this paragraph (e)(ii) as a dividend on or in redemption or conversion of shares of Splitco Capital Common Stock and/or, if applicable, (y) the Capital Group Inter-Group Redemption Amount and the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest as it deems appropriate to take into account the Splitco Capital Common Stock into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable;

              (6)   the Corporation may pay the dividend or redemption price referred to in clause (A), (B) or (D) of this paragraph (e)(ii) payable to the holders of Splitco Capital Common Stock in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, that the Board of Directors determines and which has an aggregate Fair Value of not less than the amount allocated to such dividend or redemption pursuant to the applicable of clauses (A), (B) or (D) of this paragraph (e)(ii), regardless of the form or nature of the proceeds received by the Corporation from the Capital Group Disposition; and

              (7)   if all or any portion of the redemption price referred to in clause (B) or (D) of this paragraph (e)(ii) payable to the holders of Splitco Capital Common Stock is paid in the form of securities of an issuer other than the Corporation, the Board of Directors may determine to pay the redemption price, so payable in securities, in the form of (x) identical securities, on an equal per share basis, to holders of each series of Splitco Capital Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Splitco Capital Common Stock or (z) a separate class or series of securities to the holders of one or more series of Splitco Capital Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Splitco Capital Common Stock; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Splitco Capital Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Splitco Capital Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Splitco Capital Common Stock, the Series B Splitco Capital Common Stock and the Series C Splitco Capital Common Stock and (2) in the event the securities to be received by the holders of shares of Splitco Capital Common Stock other than the Series B Splitco Capital Common Stock consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Splitco Capital Common Stock (other than the Series B Splitco Capital Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Splitco Capital Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Splitco Capital Common Stock, other than the Series B Splitco Capital Common Stock) of such series of Splitco Capital Common Stock.

          (iii)  Certain Provisions Respecting Convertible Securities.    Unless the provisions of any Convertible Securities that are or become convertible into or exercisable or exchangeable for shares of any series of Splitco Capital Common Stock provide specifically to the contrary, or the instrument, plan or agreement evidencing such Convertible Securities or pursuant to which the same were issued grants to the Board of Directors the discretion to approve or authorize any adjustment or adjustments to the conversion, exercise or exchange provisions of such Convertible Securities so as to obtain a result different from that which would otherwise occur pursuant to this paragraph (e)(iii), and the Board of Directors so approves or authorizes such adjustment or adjustments, after any Capital Group Conversion Date or Capital Group Redemption Date on which all outstanding shares of Splitco Capital Common Stock were converted or redeemed, any share of Splitco Capital Common Stock that is issued on conversion, exercise or exchange of any such Convertible Security will, immediately upon issuance and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Splitco Capital Common Stock, be redeemed in exchange for, to the extent assets of the Corporation are legally available therefor, the amount of $.01 per share in cash.

          (iv)  General.

            (A)  Not later than the 10th Trading Day following the consummation of a Capital Group Disposition referred to in paragraph (e)(ii) of this Section A.2., the Corporation will announce publicly by press release (x) the Capital Group Net Proceeds of such Capital Group Disposition, (y) whether the Capital Group Disposition qualifies as an Exempt Capital Group Disposition, and (z) if it does not so qualify at the time of such announcement (including in the event the Board of Directors had not sought stockholder approval to qualify such Capital Group Disposition as an Exempt Capital Group Disposition in connection with any required stockholder approval obtained by the Corporation, if applicable), whether the Board of Directors will seek the approval of the holders of Splitco Capital Voting Securities entitled to vote thereon to qualify such Capital Group Disposition as an Exempt Capital Group Disposition. Not later than the 30th Trading Day (and in the event a 10 Trading Day valuation period is required in connection with the action selected by the Board of Directors pursuant to clause (I) of this paragraph (e)(iv)(A), not earlier than the 11th Trading Day) following the later of (x) the consummation of such Capital Group Disposition and (y), if applicable, the date of the stockholder meeting at which a vote is taken to qualify such Capital Group Disposition as an Exempt Capital Group Disposition, the Corporation will announce publicly by press release (to the extent applicable):

               (I)  which of the actions specified in clauses (A), (B), (C) or (D) of paragraph (e)(ii) of this Section A.2. the Corporation has irrevocably determined to take;

              (II)  as applicable, the record date for determining holders entitled to receive any dividend to be paid pursuant to clause (A) or (D) of paragraph (e)(ii), the Capital Group Redemption Selection Date for the redemption of shares of Splitco Capital Common Stock pursuant to clause (B)(II) or (D) of paragraph (e)(ii) or the Capital Group Conversion Selection Date for the partial conversion of shares of Splitco Capital Common Stock pursuant to clause (D) of paragraph (e)(ii), which record date, Capital Group Redemption Selection Date or Capital Group Conversion Selection Date will not be earlier than the 10th day following the date of such public announcement;

            (III)  the anticipated dividend payment date, Capital Group Redemption Date and/or Capital Group Conversion Date, which in each case, will not be more than 85 Trading Days following such Capital Group Disposition; and

            (IV)  unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of Splitco Capital Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Capital Group Redemption Selection Date or Capital Group Conversion Selection Date.

            If the Corporation determines to undertake a redemption of shares of Splitco Capital Common Stock, in whole or in part, pursuant to clause (B) or (D) of paragraph (e)(ii) of this Section A.2., or a conversion of shares of Splitco Capital Common Stock, in whole or in part, pursuant to clause (C) or (D) of paragraph (e)(ii), the Corporation will announce such redemption or conversion (which, for the avoidance of doubt, may remain subject to the satisfaction or waiver of any applicable condition precedent at the time of such announcement) publicly by press release, not less than 10 days prior to the Capital Group Redemption Date or Capital Group Conversion Date, as applicable:

              (1)   the Capital Group Redemption Date or Capital Group Conversion Date;

              (2)   the number of shares of Splitco Capital Common Stock to be redeemed or converted or, if applicable, stating that all outstanding shares of Splitco Capital Common Stock will be redeemed or converted and the series of Splitco Starz Common Stock issuable to the holders of each series of Splitco Capital Common Stock upon any such conversion;

              (3)   in the case of a redemption or a conversion, in each case, in whole or in part, of outstanding shares of Splitco Capital Common Stock, the kind and amount of per share consideration to be received with respect to each share of Splitco Capital Common Stock to be redeemed or converted and the Capital Group Outstanding Interest Fraction as of the date of such notice;

              (4)   with respect to a partial redemption under clause (B)(II) or (D) of paragraph (e)(ii), if the Board of Directors has made a Capital Group Inter-Group Partial Redemption Election, the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest as of the Capital Group Redemption Selection Date;

              (5)   with respect to a dividend under clause (A) or (D) of paragraph (e)(ii), the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest as of the record date for the dividend and the Capital Group Inter-Group Dividend Amount attributable to the Starz Group; and

              (6)   instructions as to how shares of Splitco Capital Common Stock may be surrendered for redemption or conversion.

            (B)  In the event of any conversion of shares of Splitco Capital Common Stock pursuant to paragraph (b)(iii) of this Section A.2., not less than 10 days prior to the Capital Group Conversion Date, the Corporation will announce publicly by press release:

              (1)   that all outstanding shares of Splitco Capital Common Stock will be converted pursuant to paragraph (b)(iii) of this Section A.2. on the Capital Group Conversion Date;

              (2)   the Capital Group Conversion Date, which will not be more than 45 days following the Determination Date;

              (3)   a statement that all outstanding shares of Splitco Capital Common Stock will be converted;

              (4)   the per share number and series of shares of Splitco Starz Common Stock to be received with respect to each share of each series of Splitco Capital Common Stock; and

              (5)   instructions as to how shares of Splitco Capital Common Stock may be surrendered for conversion.

            (C)  If the Corporation determines to obtain the Capital Group Redemption Stockholder Approval and, subject to the receipt of such approval, to redeem shares of Splitco Capital Common Stock pursuant to paragraph (e)(i), the Corporation will announce publicly by press release:

               (I)  that the Corporation intends to redeem shares of Splitco Capital Common Stock for securities of a Distributed Capital Group Subsidiary pursuant to paragraph (e)(i) of this Section A.2., subject to any applicable conditions, including the receipt of the Capital Group Redemption Stockholder Approval if such approval has not been obtained at the time of the press release;

              (II)  the number of shares of Splitco Capital Common Stock to be redeemed or, if applicable, stating that all outstanding shares of Splitco Capital Common Stock will be redeemed;

            (III)  the class or series of securities of the Distributed Capital Group Subsidiary to be received with respect to each share of each series of Splitco Capital Common Stock to be redeemed and the Capital Group Outstanding Interest Fraction as of the date of such notice, if any;

            (IV)  if applicable, the Capital Group Redemption Selection Date, which will not be earlier than the 10th day following the date of the press release;

              (V)  the Capital Group Redemption Date, which will not be earlier than the 10th day following the date of the press release and will not be later than the 120th Trading Day following the date of the press release;

            (VI)  if the Board of Directors has made a Capital Group Inter-Group Redemption Election, the number of Capital Group Inter-Group Interest Subsidiary Securities attributable to the Starz Group, and the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest used in determining such number and attribution of Capital Group Inter-Group Interest Subsidiary Securities;

           (VII)  instructions as to how shares of Splitco Capital Common Stock may be surrendered for redemption; and

         (VIII)  if the Board of Directors so determines, that the Corporation will not be required to register a transfer of any shares of Splitco Capital Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Capital Group Redemption Selection Date.

            If, at the time of the issuance of the press release required by this paragraph (C), the Capital Group Redemption Stockholder Approval has not yet been obtained, such press release shall include as much of the information set forth in subparagraphs (I) to (VIII) as is then available, and the Corporation will issue a second press release once the Capital Group Redemption Stockholder Approval is obtained setting forth any such required information not included in the first press release.

            (D)  The Corporation will give such notice to holders of Convertible Securities convertible into or exercisable or exchangeable for Splitco Capital Common Stock as may be required by the terms of such Convertible Securities or as the Board of Directors may otherwise deem appropriate in connection with a dividend, redemption or conversion of shares of Splitco Capital Common Stock pursuant to this Section A.2., as applicable.

            (E)  All public announcements (including any proxy materials to the extent approval of the stockholders of the Corporation is sought or required) made pursuant to clauses (A), (B) or (C) of this paragraph (e)(iv) will include such further statements, and the Corporation reserves the right to make such further public announcements, as may be required by law or the rules of the principal national securities exchange on which the Splitco Capital Common Stock is listed or as the Board of Directors may, in its discretion, deem appropriate.

            (F)  No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Splitco Capital Common Stock; provided, however, that, except as otherwise contemplated by paragraph (e)(ii)(D), if the Capital Group Conversion Date or the Capital Group Redemption Date with respect to any shares of Splitco Capital Common Stock will be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, but prior to the payment of such dividend or distribution, the holders of record of such shares of Splitco Capital Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the prior conversion or redemption of such shares.

            (G)  Before any holder of shares of Splitco Capital Common Stock will be entitled to receive a certificate or certificates representing shares of any kind of capital stock or cash, securities or other assets to be received by such holder with respect to shares of Splitco Capital Common Stock pursuant to paragraph (b) of this Section A.2. or this paragraph (e), such holder will surrender at such place as the Corporation will specify certificates representing such shares of Splitco Capital Common Stock, properly endorsed or assigned for transfer (unless the Corporation will waive such requirement). The Corporation will as soon as practicable after such surrender of a certificate or certificates representing shares of Splitco Capital Common Stock, deliver, or cause to be delivered, at the office of the transfer agent for the shares or other securities to be delivered, to the holder for whose account shares of Splitco Capital Common Stock were so surrendered, or to the nominee or nominees of such holder, a certificate or certificates representing the number of whole shares of the kind of capital stock or cash, securities or other assets to which such Person will be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph (e)(iv)(I). If less than all of the shares of Splitco Capital Common Stock represented by any one certificate are to be redeemed or converted, the Corporation will issue and deliver a new certificate for the shares of Splitco Capital Common Stock not redeemed or converted. Shares selected for redemption may not thereafter be converted pursuant to paragraph (b)(i)(A) of this Section A.2.

            (H)  From and after any applicable Capital Group Conversion Date or Capital Group Redemption Date, all rights of a holder of shares of Splitco Capital Common Stock that were converted or redeemed on such Capital Group Conversion Date or Capital Group Redemption Date, as applicable, will cease except for the right, upon surrender of a certificate or certificates representing such shares of Splitco Capital Common Stock, to receive a certificate or certificates representing shares of the kind and amount of capital stock or cash, securities (other than capital stock) or other assets for which such shares were converted or redeemed, as applicable, together with any payment for fractional securities contemplated by paragraph (e)(iv)(I) of this Section A.2. and such holder will have no other or further rights in respect of the shares of Splitco Capital Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other assets which are reserved or otherwise designated by the Corporation as being held for the satisfaction of the Corporation's obligations to pay or deliver any cash, securities or other assets upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption. No holder of a certificate which immediately prior to the applicable Capital Group Conversion Date or Capital Group Redemption Date represented shares of Splitco Capital Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Splitco Capital Common Stock was converted or redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the Capital Group Conversion Date or Capital Group Redemption Date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Capital Group Conversion Date or Capital Group Redemption Date, as the case may be, the Corporation will, however, be entitled to treat certificates representing shares of Splitco Capital Common Stock that have not yet been surrendered for conversion or redemption in accordance with clause (G) above as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Splitco Capital Common Stock represented by such certificates will have been converted or redeemed in accordance with paragraph (b) of this Section A.2 or this paragraph (e), notwithstanding the failure of the holder thereof to surrender such certificates.

            (I)   The Corporation will not be required to issue or deliver fractional shares of any class or series of capital stock or any other securities in a smaller than authorized denomination to any holder of Splitco Capital Common Stock upon any conversion, redemption, dividend or other distribution pursuant to paragraph (b) of this Section A.2 or this paragraph (e). In connection with the determination of the number of shares of any class or series of capital stock that will be issuable or the amount of other securities that will be deliverable to any holder of record of Splitco Capital Common Stock upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the shares of Splitco Capital Common Stock held at the relevant time by such holder of record. If the aggregate number of shares of capital stock or other securities to be issued or delivered to any holder of Splitco Capital Common Stock includes a fraction, the Corporation will pay, or will cause to be paid, a cash adjustment in lieu of such fraction in an amount equal to the "value" of such fraction, as the Board of Directors shall in good faith determine to be appropriate (without interest).

            (J)   Any deadline for effecting a dividend, redemption or conversion prescribed by this paragraph (e) may be extended if deemed necessary or appropriate, in the discretion of the Board of Directors, to enable the Corporation to comply with the U.S. federal securities laws, including the rules and regulations promulgated thereunder.

        (f)    Redemption and Other Provisions Relating to the Splitco Starz Common Stock.

            (i)  Redemption for Securities of one or more Starz Group Subsidiaries.    At any time at which a Subsidiary of the Corporation holds, directly or indirectly, assets and liabilities attributed to the Starz Group, the Corporation may, at its option and subject to assets of the Corporation being legally available therefor but subject (in addition to any other approval of the Corporation's stockholders (or any series thereof) required under the DGCL in respect of such redemption, if any) to the Corporation having received the Starz Group Redemption Stockholder Approval (and, to the extent applicable, the Capital Group Redemption Stockholder Approval), redeem outstanding shares of Splitco Starz Common Stock (such shares of Splitco Starz Common Stock to be redeemed, the "Starz Group Redemption Shares") for securities of such Subsidiary (a "Distributed Starz Group Subsidiary"), as provided herein. The number of Starz Group

  Redemption Shares will be determined, by the Board of Directors, by multiplying (A) the number of outstanding shares of Splitco Starz Common Stock as of the Starz Group Redemption Selection Date, by (B) the percentage of the Fair Value of the Starz Group that is represented by the Fair Value of the Corporation's equity interest in the Distributed Starz Group Subsidiary which is attributable to the Starz Group, in each case, as determined by the Board of Directors as of a date selected by the Board of Directors, as such percentage may be adjusted by the Board of Directors in its discretion to take into account such things as it deems relevant. The aggregate number of securities of the Distributed Starz Group Subsidiary to be delivered (the "Starz Group Distribution Subsidiary Securities") in redemption of the Starz Group Redemption Shares will be equal to: (A) if the Board of Directors makes a Starz Group Inter-Group Redemption Election as described below, the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the product of (I) the number of securities of the Distributed Starz Group Subsidiary owned by the Corporation and (II) the percentage of the Fair Value of the Corporation's equity interest in the Distributed Starz Group Subsidiary that is represented by the Fair Value of the Corporation's equity interest in the Distributed Starz Group Subsidiary which is attributable to the Starz Group (such product, the "Distributable Starz Group Subsidiary Securities"), by (y) the Starz Group Outstanding Interest Fraction, in each case, as of the Starz Group Redemption Selection Date, or (B) if the Board of Directors does not make a Starz Group Inter-Group Redemption Election, all of the Distributable Starz Group Subsidiary Securities, in each case, subject to adjustment as provided below. The number of securities of the Distributed Starz Group Subsidiary to be delivered in redemption of each Starz Group Redemption Share will be equal to the amount (rounded, if necessary, to the nearest five decimal places) obtained by dividing (x) the number of Starz Group Distribution Subsidiary Securities, by (y) the number of Starz Group Redemption Shares.

          If the Starz Group Outstanding Interest Fraction is less than one (1) on the Starz Group Redemption Selection Date for any redemption pursuant to this paragraph (f)(i) and if (but only if) the Board of Directors so determines in its discretion (a "Starz Group Inter-Group Redemption Election"), then concurrently with the distribution of the Starz Group Distribution Subsidiary Securities in redemption of Starz Group Redemption Shares, the Corporation will attribute to the Capital Group an aggregate number of Distributable Starz Group Subsidiary Securities (the "Starz Group Inter-Group Interest Subsidiary Securities") equal to the difference between the total number of Distributable Starz Group Subsidiary Securities and the number of Starz Group Distribution Subsidiary Securities, subject to adjustment as provided below. If a Starz Group Inter-Group Redemption Election is made, then: (I) the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest will be decreased as described in subparagraph (ii)(D) of the definition of "Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest" in paragraph (i) of this Section A.2.; (II) the attribution of Starz Group Inter-Group Interest Subsidiary Securities to be made to the Capital Group may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of Starz Group Inter-Group Interest Subsidiary Securities to such Group; and (III) the Board of Directors may determine that the Starz Group Inter-Group Interest Subsidiary Securities so allocated or transferred to the Capital Group will be distributed to holders of shares of Splitco Capital Common Stock as a Share Distribution pursuant to paragraph (d)(i)(C) of this Section A.2.

          If at the time of a redemption of Splitco Starz Common Stock pursuant to this paragraph (f)(i), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Splitco Starz Common Stock that would become convertible into or exercisable or exchangeable for Distributable Starz Group Subsidiary Securities as a result of such redemption, and the obligation to deliver securities of such Distributed Starz Group Subsidiary upon exercise, exchange or conversion of such Convertible Securities is not assumed or otherwise provided for by the Distributed Starz Group Subsidiary, then the Board of Directors may make such adjustments as it determines to be appropriate to the number of Starz Group Redemption Shares, the number of Starz Group Distribution Subsidiary Securities and the number of Starz Group Inter-Group Interest Subsidiary Securities (and any related adjustment to the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest), to take into account the securities of the Distributed Starz Group Subsidiary into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable.

          In the event that not all outstanding shares of Splitco Starz Common Stock are to be redeemed in accordance with this paragraph (f)(i) for Starz Group Distribution Subsidiary Securities, then (1) the number of shares of each series of Splitco Starz Common Stock to be redeemed in accordance with this paragraph (f)(i) will be determined by multiplying the aggregate number of Starz Group Redemption Shares by a fraction, the numerator of which is the aggregate number of shares of such series and the denominator of which is the aggregate number of shares of all series of Splitco Starz Common Stock, in each case, outstanding as of the Starz Group Redemption Selection Date, and (2) the outstanding shares of each series of Splitco Starz Common Stock to be redeemed in accordance with this paragraph (f)(i) will be redeemed by the Corporation pro rata among the holders of each series of Splitco Starz Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

          To the extent that a Distributed Starz Group Subsidiary to be distributed pursuant to this paragraph (f)(i) also holds, directly or indirectly, assets and liabilities attributed to the Capital Group, then (x) such Distributed Starz Group Subsidiary will also be deemed a Distributed Capital Group Subsidiary for purposes of paragraph (e)(i) and (y) in connection with the redemption of Starz Group Redemption Shares pursuant to this paragraph (f)(i) the Corporation will also redeem shares of Splitco Capital Common Stock pursuant to the provisions of paragraph (e)(i), subject to the Corporation obtaining the Starz Group Redemption Stockholder Approval and the Capital Group Redemption Stockholder Approval. In connection with any such redemption of Splitco Capital Common Stock and Splitco Starz Common Stock, the Board of Directors will effect such redemption in accordance with the terms of paragraphs (e)(i) and (f)(i), as determined by the Board of Directors in good faith, with such changes and adjustments as the Board of Directors determines are reasonably necessary in order to effect such redemption in exchange for securities of a single Subsidiary holding the assets and liabilities of more than one Group. In effecting such redemption, the Board of Directors may determine to redeem the Capital Group Redemption Shares and the Starz Group Redemption Shares, in exchange for one or more classes or series of securities of such Subsidiary, including, without limitation, for separate classes or series of securities of such Subsidiary, (I) with the holders of Capital Group Redemption Shares to receive Capital Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Capital Group held by such Subsidiary and (II) with holders of Starz Group Redemption Shares to receive Starz Group Distribution Subsidiary Securities intended to track the performance of the former assets and liabilities attributed to the Starz Group held by such Subsidiary, subject, in each case, to the applicable limitations on the class and series of securities of the Distributed Starz Group Subsidiary set forth in the last paragraph of paragraphs (e)(i) and (f)(i).

          Any redemption pursuant to this paragraph (f)(i) will occur on a Starz Group Redemption Date set forth in a notice to holders of Splitco Starz Common Stock (and Convertible Securities convertible into or exercisable or exchangeable for shares of any series of Splitco Starz Common Stock (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities)) pursuant to paragraph (f)(iv)(C).

          In effecting a redemption of Splitco Starz Common Stock pursuant to this paragraph (f)(i), the Board of Directors may determine either to (x) redeem shares of each series of Splitco Starz Common Stock in exchange for a single class or series of securities of the Distributed Starz Group Subsidiary without distinction among series of Splitco Starz Common Stock, on an equal per share basis, (y) redeem shares of each series of Splitco Starz Common Stock in exchange for separate classes or series of securities of the Distributed Starz Group Subsidiary, on an equal per share basis, or (z) redeem shares of one or more series of Splitco Starz Common Stock in exchange for a separate class or series of securities of the Distributed Starz Group Subsidiary and, on an equal per share basis, redeem shares of all other series of Splitco Starz Common Stock in exchange for a different class or series of securities of the Distributed Starz Group Subsidiary; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Splitco Starz Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Splitco Starz Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Splitco Starz Common Stock, the Series B Splitco Starz Common Stock and the Series C Splitco Starz Common Stock, and (2) in the event the securities to be received by the holders of shares of Splitco Starz Common Stock other than the Series B Splitco Starz Common Stock in such redemption consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Splitco Starz Common Stock (other than the Series B Splitco Starz Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Splitco Starz Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Splitco Starz Common Stock, other than the Series B Splitco Starz Common Stock) of such series of Splitco Starz Common Stock. If the Board of Directors has made a Starz Group Inter-Group Redemption Election, then the determination as to the classes or series of securities of the Distributed Starz Group Subsidiary comprising the Starz Group Inter-Group Interest Subsidiary Securities to be so transferred or allocated to the Capital Group will be made by the Board of Directors in its discretion.

           (ii)  Mandatory Dividend, Redemption or Conversion in Case of Starz Group Disposition.    In the event of a Starz Group Disposition (other than an Exempt Starz Group Disposition), the Corporation will, on or prior to the 120th Trading Day following the consummation of such Starz Group Disposition and in accordance with the applicable provisions of this Section A.2., take the actions referred to in one of clauses (A), (B), (C) or (D) below, as elected by the Board of Directors:

            (A)  Subject to the first sentence of paragraph (c)(ii) of this Section A.2. the Corporation may declare and pay a dividend payable in cash, securities (other than shares of Common

    Stock) or other assets, or any combination thereof, to the holders of outstanding shares of Splitco Starz Common Stock, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Starz Group Allocable Net Proceeds of such Starz Group Disposition as of the record date for determining the holders entitled to receive such dividend, as the same may be determined by the Board of Directors, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(ii) and (d)(ii) of this Section A.2.; or

            (B)  Provided that there are assets of the Corporation legally available therefor and the Starz Group Available Dividend Amount would have been sufficient to pay a dividend pursuant to clause (A) of this paragraph (f)(ii) in lieu of effecting the redemption provided for in this clause (B), then:

               (I)  if such Starz Group Disposition involves all (not merely substantially all) of the assets of the Starz Group, the Corporation may redeem all outstanding shares of each series of Splitco Starz Common Stock for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value (subject to adjustment as provided below) equal to the Starz Group Allocable Net Proceeds of such Starz Group Disposition as of the Starz Group Redemption Date, as determined by the Board of Directors, such aggregate amount to be allocated among the shares of all series of Splitco Starz Common Stock outstanding as of the Starz Group Redemption Date on an equal per share basis (subject to the provisions of this paragraph (f)(ii)); or

              (II)  if such Starz Group Disposition involves substantially all (but not all) of the assets of the Starz Group, the Corporation may apply an aggregate amount (subject to adjustment as provided below) of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with a Fair Value equal to the Starz Group Allocable Net Proceeds of such Starz Group Disposition as of the Starz Group Redemption Selection Date (the "Starz Group Redemption Amount") to the redemption of outstanding shares of each series of Splitco Starz Common Stock, such Starz Group Redemption Amount to be allocated (subject to the provisions of this paragraph (f)(ii)) to the redemption of shares of each series of Splitco Starz Common Stock in the ratio of (x) the number of shares of such series outstanding as of the Starz Group Redemption Selection Date to (y) the aggregate number of shares of all series of Splitco Starz Common Stock outstanding as of such date, and the number of shares of each such series to be redeemed will equal the lesser of (1) the number of shares of such series outstanding as of the Starz Group Redemption Selection Date and (2) the whole number nearest the number obtained by dividing the aggregate amount so allocated to the redemption of such series by the Average Market Value of the Splitco Starz Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such Starz Group Disposition; provided that, if following the foregoing allocation there remains any amount of the Starz Group Redemption Amount which is not being applied to the redemption of shares of a series of Splitco Starz Common Stock, then such excess amount will be allocated to the redemption of shares of each series of Splitco Starz Common Stock that, following the initial allocation referred to above, would have shares outstanding and not redeemed, with the number of outstanding and not redeemed shares to be redeemed from each such series to be calculated in accordance with clauses (1) and (2) of the immediately preceding sentence based upon such excess amount of the Starz Group Redemption Amount. The outstanding shares of a series of Splitco Starz Common Stock to be redeemed will be selected on a pro rata basis among the holders of such series or by such other method as the Board of Directors may determine to be equitable; or

            (C)  The Corporation may convert each outstanding share of Series A Splitco Starz Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series A Splitco Capital Common Stock, each outstanding share of Series B Splitco Starz Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series B Splitco Capital Common Stock, and each outstanding share of Series C Splitco Starz Common Stock into a number (or fraction) of fully paid and non-assessable shares of Series C Splitco Capital Common Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (I) the Average Market Value of the Splitco Starz Reference Share over the period of 10 consecutive Trading Days beginning on the 2nd Trading Day following the consummation of such Starz Group Disposition, to (II) the Average Market Value of the Splitco Capital Reference Share over the same 10-Trading Day period; or

            (D)  The Corporation may combine the conversion of a portion of the outstanding shares of Splitco Starz Common Stock into Splitco Capital Common Stock as contemplated by clause (C) of this paragraph (f)(ii) with the payment of a dividend on or the redemption of shares of Splitco Starz Common Stock as described below, subject to the limitations specified in clause (A) (in the case of a dividend) or clause (B) (in the case of a redemption) of this paragraph (f)(ii) (including the limitations specified in other paragraphs of this Certificate referred to therein). In the event the Board of Directors elects the option described in this clause (D), the portion of the outstanding shares of Splitco Starz Common Stock to be converted into fully paid and non-assessable shares of Splitco Capital Common Stock will be determined by the Board of Directors and will be so converted at the conversion rate determined in accordance with clause (C) above and the Corporation will either (x) pay a dividend to the holders of record of all of the remaining shares of Splitco Starz Common Stock outstanding, with such dividend to be paid in accordance with the applicable provisions of paragraphs (c)(ii) and (d)(ii) of this Section A.2., or (y) redeem all or a portion of such remaining shares of Splitco Starz Common Stock. The aggregate amount of such dividend, in the case of a dividend, or the portion of the Starz Group Allocable Net Proceeds to be applied to such redemption, in the case of a redemption, will be equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (I) an amount equal to the Starz Group Allocable Net Proceeds of such Starz Group Disposition as of, in the case of a dividend, the record date for determining the holders of Splitco Starz Common Stock entitled to receive such dividend and, in the case of a redemption, the Starz Group Redemption Selection Date (in the case of a partial redemption) or the Starz Group Redemption Date (in the case of a full redemption), in each case, before giving effect to the conversion of shares of Splitco Starz Common Stock in connection with such Starz Group Disposition in accordance with this clause (D) and any related adjustment to the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest, by (II) one minus a fraction, the numerator of which will be the number of shares of Splitco Starz Common Stock to be converted into shares of Splitco Capital Common Stock in accordance with this clause (D) and the denominator of which will be the aggregate number of shares of Splitco Starz Common Stock outstanding as of the record date, Starz Group Redemption Selection Date or Starz Group Redemption Date used for purposes of clause (I) of this sentence. In the event of a redemption concurrently with or following any such partial conversion of shares of Splitco Starz Common Stock, if the Starz Group Disposition was of all (not merely substantially all) of the assets of the Starz Group, then all remaining outstanding shares of Splitco Starz Common Stock will be redeemed for cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to the portion of the Starz Group Allocable Net Proceeds to be applied to such redemption determined in accordance with this clause (D), such aggregate amount to be allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (f)(ii)). In the event of a redemption concurrently with or following any such partial conversion of shares of Splitco Starz Common Stock, if the Starz Group Disposition was of substantially all (but not all) of the assets of the Starz Group, then the number of shares of each series of Splitco Starz Common Stock to be redeemed will be determined in accordance with clause (B)(II) of this paragraph (f)(ii), substituting for the Starz Group Redemption Amount referred to therein the portion of the Starz Group Allocable Net Proceeds to be applied to such redemption as determined in accordance with this clause (D), and such shares will be redeemed for cash, securities (other than Common Stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to such portion of the Starz Group Allocable Net Proceeds and allocated among all such shares to be redeemed on an equal per share basis (subject to the provisions of this paragraph (f)(ii)). The aggregate number of shares of Splitco Starz Common Stock to be converted in any partial conversion in accordance with this clause (D) will be allocated among the series of Splitco Starz Common Stock in the ratio of the number of shares of each such series outstanding to the aggregate number of shares of all series of Splitco Starz Common Stock outstanding as of the Starz Group Conversion Selection Date, and the shares of each such series to be converted will be selected on a pro rata basis or by such other method as the Board of Directors may determine to be equitable. In the case of a redemption, the allocation of the cash, securities (other than shares of Common Stock) and/or other assets to be paid in redemption and, in the case of a partial redemption, the selection of shares to be redeemed will be made in the manner contemplated by clause (B) of this paragraph (f)(ii).

            For purposes of this paragraph (f)(ii):

              (1)   as of any date, "substantially all of the assets of the Starz Group" means a portion of such assets that represents at least 80% of the then-Fair Value of the assets of the Starz Group as of such date;

              (2)   in the case of a Starz Group Disposition of assets in a series of related transactions, such Starz Group Disposition will not be deemed to have been consummated until the consummation of the last of such transactions;

              (3)   if the Board of Directors seeks the approval of the holders of Splitco Starz Voting Securities entitled to vote thereon to qualify a Starz Group Disposition as an Exempt Starz Group Disposition and such approval is not obtained, the date on which such approval fails to be obtained will be treated as the date on which such Starz Group Disposition was consummated for purposes of making the determinations and taking the actions prescribed by this paragraph (f)(ii) and paragraph (f)(iv), and no subsequent vote may be taken to qualify such Starz Group Disposition as an Exempt Starz Group Disposition;

              (4)   in the event of a redemption of a portion of the outstanding shares of Splitco Starz Common Stock pursuant to clause (B)(II) or (D) of this paragraph (f)(ii) at a time when the Starz Group Outstanding Interest Fraction is less than one, if the Board of Directors so elects (a "Starz Group Inter-Group Partial Redemption Election"), in its discretion, the Corporation will attribute to the Capital Group concurrently with such redemption an aggregate amount (the "Starz Group Inter-Group Redemption Amount") of cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, subject to adjustment as described below, with an aggregate Fair Value equal to the difference between (x) the Starz Group Net Proceeds and (y) the portion of the Starz Group Allocable Net Proceeds applied to such redemption as determined in accordance with clause (B)(II) or clause (D) of this paragraph (f)(ii). If the Board of Directors makes such election, the Number of Shares Issuable to the Capital

      Group with Respect to the Starz Group Inter-Group Interest will be decreased in the manner described in subparagraph (ii)(E) of the definition of "Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest" in paragraph (i) of this Section A.2. The Starz Group Inter-Group Redemption Amount may, at the discretion of the Board of Directors, be reflected by an allocation to the Capital Group or by a direct transfer to the Capital Group of cash, securities and/or other assets;

              (5)   if at the time of a Starz Group Disposition subject to this paragraph (f)(ii), there are outstanding any Convertible Securities convertible into or exercisable or exchangeable for shares of Splitco Starz Common Stock that would give the holders thereof the right to receive any consideration related to such Starz Group Disposition upon conversion, exercise or exchange or otherwise, or would adjust to give the holders equivalent economic rights, as a result of any dividend, redemption or other action taken by the Corporation with respect to the Splitco Starz Common Stock pursuant to this paragraph (f)(ii), then the Board of Directors may make such adjustments to (x) the amount of consideration to be issued or delivered as contemplated by this paragraph (f)(ii) as a dividend on or in redemption or conversion of shares of Splitco Starz Common Stock and/or, if applicable, (y) the Starz Group Inter-Group Redemption Amount and the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest as it deems appropriate to take into account the Splitco Starz Common Stock into which such Convertible Securities are convertible or for which such Convertible Securities are exercisable or exchangeable;

              (6)   the Corporation may pay the dividend or redemption price referred to in clause (A), (B) or (D) of this paragraph (f)(ii) payable to the holders of Splitco Starz Common Stock in cash, securities (other than shares of Common Stock) or other assets, or any combination thereof, that the Board of Directors determines and which has an aggregate Fair Value of not less than the amount allocated to such dividend or redemption pursuant to the applicable of clauses (A), (B) or (D) of this paragraph (f)(ii), regardless of the form or nature of the proceeds received by the Corporation from the Starz Group Disposition; and

              (7)   if all or any portion of the redemption price referred to in clause (B) or (D) of this paragraph (f)(ii) payable to the holders of Splitco Starz Common Stock is paid in the form of securities of an issuer other than the Corporation, the Board of Directors may determine to pay the redemption price, so payable in securities, in the form of (x) identical securities, on an equal per share basis, to holders of each series of Splitco Starz Common Stock, (y) separate classes or series of securities, on an equal per share basis, to the holders of each series of Splitco Starz Common Stock or (z) a separate class or series of securities to the holders of one or more series of Splitco Starz Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Splitco Starz Common Stock; provided, that, in the case of clauses (y) and (z), (1) such separate classes or series do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), with holders of shares of Series B Splitco Starz Common Stock receiving securities of a class or series having the highest relative voting rights and the holders of shares of each other series of Splitco Starz Common Stock receiving securities of a class or series having lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.) among the Series A Splitco Starz Common Stock, the Series B Splitco Starz Common Stock and the Series C Splitco Starz Common Stock and (2) in the event the securities to be received by the holders of shares of Splitco Starz Common Stock other than the Series B Splitco Starz Common Stock consist of different classes or series of securities, with each such class or series differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion, redemption and share distribution provisions such as those set forth in this Section A.2.), then such classes or series of securities will be distributed to the holders of each series of Splitco Starz Common Stock (other than the Series B Splitco Starz Common Stock) (i) as the Board of Directors determines or (ii) such that the relative voting rights of the class or series of securities to be received by the holders of each series of Splitco Starz Common Stock corresponds to the extent practicable to the relative voting rights (as compared to the other series of Splitco Starz Common Stock, other than the Series B Splitco Starz Common Stock) of such series of Splitco Starz Common Stock.

          (iii)  Certain Provisions Respecting Convertible Securities.    Unless the provisions of any Convertible Securities that are or become convertible into or exercisable or exchangeable for shares of any series of Splitco Starz Common Stock provide specifically to the contrary, or the instrument, plan or agreement evidencing such Convertible Securities or pursuant to which the same were issued grants to the Board of Directors the discretion to approve or authorize any adjustment or adjustments to the conversion, exercise or exchange provisions of such Convertible Securities so as to obtain a result different from that which would otherwise occur pursuant to this paragraph (f)(iii), and the Board of Directors so approves or authorizes such adjustment or adjustments, after any Starz Group Conversion Date or Starz Group Redemption Date on which all outstanding shares of Splitco Starz Common Stock were converted or redeemed, any share of Splitco Starz Common Stock that is issued on conversion, exercise or exchange of any such Convertible Security will, immediately upon issuance and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Splitco Starz Common Stock, be redeemed in exchange for, to the extent assets of the Corporation are legally available therefor, the amount of $.01 per share in cash.

          (iv)  General.

            (A)  Not later than the 10th Trading Day following the consummation of a Starz Group Disposition referred to in paragraph (f)(ii) of this Section A.2., the Corporation will announce publicly by press release (x) the Starz Group Net Proceeds of such Starz Group Disposition, (y) whether the Starz Group Disposition qualifies as an Exempt Starz Group Disposition, and (z) if it does not so qualify at the time of such announcement (including in the event the Board of Directors had not sought stockholder approval to qualify such Starz Group Disposition as an Exempt Starz Group Disposition in connection with any required stockholder approval obtained by the Corporation, if applicable), whether the Board of Directors will seek the approval of the holders of Splitco Starz Voting Securities entitled to vote thereon to qualify such Starz Group Disposition as an Exempt Starz Group Disposition. Not later than the 30th Trading Day (and in the event a 10 Trading Day valuation period is required in connection with the action selected by the Board of Directors pursuant to clause (I) of this paragraph (f)(iv)(A), not earlier than the 11th Trading Day) following the later of (x) the consummation of such Starz Group Disposition and (y), if applicable, the date of the stockholder meeting at which a vote is taken to qualify such Starz Group Disposition as an Exempt Starz Group Disposition, the Corporation will announce publicly by press release (to the extent applicable):

               (I)  which of the actions specified in clauses (A), (B), (C) or (D) of paragraph (f)(ii) of this Section A.2. the Corporation has irrevocably determined to take;

              (II)  as applicable, the record date for determining holders entitled to receive any dividend to be paid pursuant to clause (A) or (D) of paragraph (f)(ii), the Starz Group Redemption Selection Date for the redemption of shares of Splitco Starz Common Stock pursuant to clause (B)(II) or (D) of paragraph (f)(ii) or the Starz Group Conversion Selection Date for the partial conversion of shares of Splitco Starz Common Stock pursuant to clause (D) of paragraph (f)(ii), which record date, Starz Group Redemption Selection Date or Starz Group Conversion Selection Date will not be earlier than the 10th day following the date of such public announcement;

            (III)  the anticipated dividend payment date, Starz Group Redemption Date and/or Starz Group Conversion Date, which in each case, will not be more than 85 Trading Days following such Starz Group Disposition; and

            (IV)  unless the Board of Directors otherwise determines, that the Corporation will not be required to register a transfer of any shares of Splitco Starz Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Starz Group Redemption Selection Date or Starz Group Conversion Selection Date.

            If the Corporation determines to undertake a redemption of shares of Splitco Starz Common Stock, in whole or in part, pursuant to clause (B) or (D) of paragraph (f)(ii) of this Section A.2., or a conversion of shares of Splitco Starz Common Stock, in whole or in part, pursuant to clause (C) or (D) of paragraph (f)(ii), the Corporation will announce such redemption or conversion (which, for the avoidance of doubt, may remain subject to the satisfaction or waiver of any applicable condition precedent at the time of such announcement) publicly by press release, not less than 10 days prior to the Starz Group Redemption Date or Starz Group Conversion Date, as applicable:

              (1)   the Starz Group Redemption Date or Starz Group Conversion Date;

              (2)   the number of shares of Splitco Starz Common Stock to be redeemed or converted or, if applicable, stating that all outstanding shares of Splitco Starz Common Stock will be redeemed or converted and the series of Splitco Capital Common Stock issuable to the holders of each series of Splitco Starz Common Stock upon any such conversion;

              (3)   in the case of a redemption or a conversion, in each case, in whole or in part, of outstanding shares of Splitco Starz Common Stock, the kind and amount of per share consideration to be received with respect to each share of Splitco Starz Common Stock to be redeemed or converted and the Starz Group Outstanding Interest Fraction as of the date of such notice;

              (4)   with respect to a partial redemption under clause (B)(II) or (D) of paragraph (f)(ii), if the Board of Directors has made a Starz Group Inter-Group Partial Redemption Election, the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest as of the Starz Group Redemption Selection Date;

              (5)   with respect to a dividend under clause (A) or (D) of paragraph (f)(ii), the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest as of the record date for the dividend and the Starz Group Inter-Group Dividend Amount attributable to the Capital Group; and

              (6)   instructions as to how shares of Splitco Starz Common Stock may be surrendered for redemption or conversion.

            (B)  In the event of any conversion of shares of Splitco Starz Common Stock pursuant to paragraph (b)(ii) of this Section A.2., not less than 10 days prior to the Starz Group Conversion Date, the Corporation will announce publicly by press release:

              (1)   that all outstanding shares of Splitco Starz Common Stock will be converted pursuant to paragraph (b)(ii) of this Section A.2. on the Starz Group Conversion Date;

              (2)   the Starz Group Conversion Date, which will not be more than 45 days following the Determination Date;

              (3)   a statement that all outstanding shares of Splitco Starz Common Stock will be converted;

              (4)   the per share number and series of shares of Splitco Capital Common Stock to be received with respect to each share of each series of Splitco Starz Common Stock; and

              (5)   instructions as to how shares of Splitco Starz Common Stock may be surrendered for conversion.

            (C)  If the Corporation determines to obtain the Starz Group Redemption Stockholder Approval and, subject to the receipt of such approval, to redeem shares of Splitco Starz Common Stock pursuant to paragraph (f)(i), the Corporation will announce publicly by press release:

               (I)  that the Corporation intends to redeem shares of Splitco Starz Common Stock for securities of a Distributed Starz Group Subsidiary pursuant to paragraph (f)(i) of this Section A.2, subject to any applicable conditions, including the receipt of the Starz Group Redemption Stockholder Approval if such approval has not been obtained at the time of the press release;

              (II)  the number of shares of Splitco Starz Common Stock to be redeemed or, if applicable, stating that all outstanding shares of Splitco Starz Common Stock will be redeemed;

            (III)  the class or series of securities of the Distributed Starz Group Subsidiary to be received with respect to each share of each series of Splitco Starz Common Stock to be redeemed and the Starz Group Outstanding Interest Fraction as of the date of such notice, if any;

            (IV)  if applicable, the Starz Group Redemption Selection Date, which will not be earlier than the 10th day following the date of the press release;

              (V)  the Starz Group Redemption Date, which will not be earlier then the 10th day following the date of the press release and will not be later than the 120th Trading Day following the date of the press release;

            (VI)  if the Board of Directors has made a Starz Group Inter-Group Redemption Election, the number of Starz Group Inter-Group Interest Subsidiary Securities attributable to the Capital Group, and the Number of Shares Issuable to the Capital

      Group with Respect to the Starz Group Inter-Group Interest used in determining such number and attribution of Starz Group Inter-Group Interest Subsidiary Securities; and

           (VII)  instructions as to how shares of Splitco Starz Common Stock may be surrendered for redemption; and

         (VIII)  if the Board of Directors so determines, that the Corporation will not be required to register a transfer of any shares of Splitco Starz Common Stock for a period of 10 Trading Days (or such shorter period as such announcement may specify) next preceding the specified Starz Group Redemption Selection Date.

            If, at the time of the issuance of the press release required by this paragraph (C), the Starz Group Redemption Stockholder Approval has not yet been obtained, such press release shall include as much of the information set forth in subparagraphs (I) to (VIII) as is then available, and the Corporation will issue a second press release once the Starz Group Redemption Stockholder Approval is obtained setting forth any such required information not included in the first press release.

            (D)  The Corporation will give such notice to holders of Convertible Securities convertible into or exercisable or exchangeable for Splitco Starz Common Stock as may be required by the terms of such Convertible Securities or as the Board of Directors may otherwise deem appropriate in connection with a dividend, redemption or conversion of shares of Splitco Starz Common Stock pursuant to this Section A.2., as applicable.

            (E)  All public announcements (including any proxy materials to the extent approval of the stockholders of the Corporation is sought or required) made pursuant to clauses (A), (B) or (C) of this paragraph (f)(iv) will include such further statements, and the Corporation reserves the right to make such further public announcements, as may be required by law or the rules of the principal national securities exchange on which the Splitco Starz Common Stock is listed or as the Board of Directors may, in its discretion, deem appropriate.

            (F)  No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Splitco Starz Common Stock; provided, however, that, except as otherwise contemplated by paragraph (f)(ii)(D), if the Starz Group Conversion Date or the Starz Group Redemption Date with respect to any shares of Splitco Starz Common Stock will be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, but prior to the payment of such dividend or distribution, the holders of record of such shares of Splitco Starz Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the prior conversion or redemption of such shares.

            (G)  Before any holder of shares of Splitco Starz Common Stock will be entitled to receive a certificate or certificates representing shares of any kind of capital stock or cash, securities or other assets to be received by such holder with respect to shares of Splitco Starz Common Stock pursuant to paragraph (b) of this Section A.2. or this paragraph (f), such holder will surrender at such place as the Corporation will specify certificates representing such shares of Splitco Starz Common Stock, properly endorsed or assigned for transfer (unless the Corporation will waive such requirement). The Corporation will as soon as practicable after such surrender of a certificate or certificates representing shares of Splitco Starz Common Stock, deliver, or cause to be delivered, at the office of the transfer agent for the shares or other securities to be delivered, to the holder for whose account shares of Splitco Starz Common Stock were so surrendered, or to the nominee or nominees of such holder, a certificate or certificates representing the number of whole shares of the kind of capital stock or cash, securities or other assets to which such Person will be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph (f)(iv)(I). If less than all of the shares of Splitco Starz Common Stock represented by any one certificate are to be redeemed or converted, the Corporation will issue and deliver a new certificate for the shares of Splitco Starz Common Stock not redeemed or converted. Shares selected for redemption may not thereafter be converted pursuant to paragraph (b)(i)(B) of this Section A.2.

            (H)  From and after any applicable Starz Group Conversion Date or Starz Group Redemption Date, all rights of a holder of shares of Splitco Starz Common Stock that were converted or redeemed on such Starz Group Conversion Date or Starz Group Redemption Date, as applicable, will cease except for the right, upon surrender of a certificate or certificates representing such shares of Splitco Starz Common Stock, to receive a certificate or certificates representing shares of the kind and amount of capital stock or cash, securities (other than capital stock) or other assets for which such shares were converted or redeemed, as applicable, together with any payment for fractional securities contemplated by paragraph (f)(iv)(I) of this Section A.2. and such holder will have no other or further rights in respect of the shares of Splitco Starz Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other assets which are reserved or otherwise designated by the Corporation as being held for the satisfaction of the Corporation's obligations to pay or deliver any cash, securities or other assets upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption. No holder of a certificate which immediately prior to the applicable Starz Group Conversion Date or Starz Group Redemption Date represented shares of Splitco Starz Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Splitco Starz Common Stock was converted or redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the Starz Group Conversion Date or Starz Group Redemption Date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Starz Group Conversion Date or Starz Group Redemption Date, as the case may be, the Corporation will, however, be entitled to treat certificates representing shares of Splitco Starz Common Stock that have not yet been surrendered for conversion or redemption in accordance with clause (G) above as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Splitco Starz Common Stock represented by such certificates will have been converted or redeemed in accordance with paragraph (b) of this Section A.2 or this paragraph (f), notwithstanding the failure of the holder thereof to surrender such certificates.

            (I)   The Corporation will not be required to issue or deliver fractional shares of any class or series of capital stock or any other securities in a smaller than authorized denomination to any holder of Splitco Starz Common Stock upon any conversion, redemption, dividend or other distribution pursuant to paragraph (b) of this Section A.2. or this paragraph (f). In connection with the determination of the number of shares of any class or series of capital stock that will be issuable or the amount of other securities that will be deliverable to any holder of record of Splitco Starz Common Stock upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the shares of Splitco Starz Common Stock held at the relevant time by such holder of record. If the aggregate number of shares of capital stock or other securities to be issued or delivered to any holder of Splitco Starz Common Stock includes a fraction, the

    Corporation will pay, or will cause to be paid, a cash adjustment in lieu of such fraction in an amount equal to the "value" of such fraction, as the Board of Directors shall in good faith determine to be appropriate (without interest).

            (J)   Any deadline for effecting a dividend, redemption or conversion prescribed by this paragraph (f) may be extended if deemed necessary or appropriate, in the discretion of the Board of Directors, to enable the Corporation to comply with the U.S. federal securities laws, including the rules and regulations promulgated thereunder.

        (g)    Liquidation and Dissolution.

            (i)  General.    In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts to which any series of Preferred Stock is entitled, the holders of shares of Splitco Capital Common Stock and the holders of shares of Splitco Starz Common Stock will be entitled to receive their proportionate interests in the assets of the Corporation remaining for distribution to holders of Common Stock (regardless of the Group to which such assets are then attributed) in proportion to the respective number of liquidation units per share of Splitco Capital Common Stock and Splitco Starz Common Stock.

          Neither the consolidation or merger of the Corporation with or into any other Person or Persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation will itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph (g).

           (ii)  Liquidation Units.    The liquidation units per share of each series of Common Stock will be as follows:

            (A)  each share of Splitco Capital Common Stock will have one liquidation unit; and

            (B)  each share of Splitco Starz Common Stock will have a number of liquidation units (including a fraction of one liquidation unit) equal to the amount (calculated to the nearest five decimal places) obtained by dividing (x) the average of the daily volume weighted average prices of the Series A Splitco Starz Common Stock over the 20-Trading Day period commencing on (and including) the first Trading Day on which the Series A Splitco Starz Common Stock trades in the "regular way" market, by (y) the average of the daily volume weighted average prices of the Series A Splitco Capital Common Stock over the 20-Trading Day period commencing on (and including) the first Trading Day on which the Series A Splitco Capital Common Stock trades in the "regular way" market;

  provided, that, if, after the Effective Date, the Corporation, at any time or from time to time, subdivides (by stock split, reclassification or otherwise) or combines (by reverse stock split, reclassification or otherwise) the outstanding shares of Splitco Capital Common Stock or Splitco Starz Common Stock, or declares and pays a dividend or distribution in shares of Splitco Capital Common Stock or Splitco Starz Common Stock to holders of Splitco Capital Common Stock or Splitco Starz Common Stock, as applicable, the per share liquidation units of the Splitco Capital Common Stock or Splitco Starz Common Stock, as applicable, will be appropriately adjusted as determined by the Board of Directors, so as to avoid any dilution in the aggregate, relative liquidation rights of the shares of Splitco Capital Common Stock and Splitco Starz Common Stock.

          Whenever an adjustment is made to liquidation units under this paragraph (g), the Corporation will promptly thereafter prepare and file a statement of such adjustment with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such adjustment.

        (h)    Determinations by the Board of Directors.    Any determinations made by the Board of Directors under any provision in this Section A.2. will be final and binding on all stockholders of the Corporation, except as may otherwise be required by law. In addition, if different consideration is distributed to different series of Common Stock in a Share Distribution, the determination of the Board of Directors that such Share Distribution was made on an equal per share basis will be final and binding on all stockholders of the Corporation, except as may otherwise be required by law.

        (i)    Certain Definitions.    Unless the context otherwise requires, the terms defined in this paragraph (i) will have, for all purposes of this Certificate, the meanings herein specified:

          "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with such Person.

          "Approval Date" means the date upon which the Corporation has received each of the Capital Group Redemption Stockholder Approval and/or the Starz Group Redemption Stockholder Approval, to the extent required pursuant to this Section A.2.

          "Average Market Value" of a share of any series of Common Stock or other Publicly Traded capital stock means the average of the daily Market Values of one share of such series of Common Stock or such other capital stock over the applicable period prescribed in this Certificate.

          "Board of Directors" means (i) the Board of Directors of the Corporation and (ii) any duly authorized committee thereof acting at the direction of the Board of Directors (including, without limitation, the Executive Committee).

          "Capital Group" means, as of any date:

              (i)  the direct and indirect interest of the Corporation as of the Effective Date (x) in all of the businesses in which the Corporation is or has been engaged, directly or indirectly (either itself or through direct or indirect Subsidiaries, Affiliates, joint ventures or other investments or any of the predecessors or successors of any of the foregoing), and (y) in the respective assets and liabilities of the Corporation and its Subsidiaries, in each case, other than any businesses, assets or liabilities attributable to the Starz Group as of the Effective Date;

             (ii)  all assets, liabilities and businesses acquired or assumed by the Corporation or any of its Subsidiaries for the account of the Capital Group, or contributed, allocated or transferred to the Capital Group (including the net proceeds of any issuances, sales or incurrences for the account of the Capital Group of shares of Splitco Capital Common Stock, Convertible Securities convertible into or exercisable or exchangeable for shares of Splitco Capital Common Stock, or indebtedness or Preferred Stock attributed to the Capital Group), in each case, after the Effective Date and as determined by the Board of Directors;

            (iii)  the proceeds of any Disposition of any of the foregoing; and

            (iv)  an Inter-Group Interest in the Starz Group equal to one (1) minus the Starz Group Outstanding Interest Fraction as of such date;

  provided that the Capital Group will not include (A) any assets, liabilities or businesses disposed of after the Effective Date, including, without limitation, by dividend, to holders of Splitco Capital Common Stock or in redemption of shares of Splitco Capital Common Stock, from and after the date of such Disposition or (B) any assets, liabilities or businesses transferred or allocated after the Effective Date from the Capital Group to the Starz Group (other than through the Capital Group's Inter-Group Interest in the Starz Group, if any, pursuant to clause (iv) above), including, without limitation, any Capital Group Inter-Group Dividend Amount or Capital Group Inter-Group Redemption Amount, from and after the date of such transfer or allocation.

          "Capital Group Allocable Net Proceeds" means, with respect to any Capital Group Disposition, (i) if at the time of such Capital Group Disposition, the Capital Group Outstanding Interest Fraction is one (1), the Capital Group Net Proceeds of such Capital Group Disposition, or (ii) if at the time of such Capital Group Disposition the Capital Group Outstanding Interest Fraction is less than one (1), the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Capital Group Net Proceeds of such Capital Group Disposition, by (y) the Capital Group Outstanding Interest Fraction as of such date.

          "Capital Group Available Dividend Amount," as of any date, means an amount equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Capital Group Outstanding Interest Fraction, by (y) either: (i) the excess of (A) an amount equal to the total assets of the Capital Group less the total liabilities (not including Preferred Stock attributed to the Capital Group) of the Capital Group as of such date over (B) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Splitco Capital Common Stock and each series of Preferred Stock attributed to the Capital Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the Capital Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

          "Capital Group Conversion Date" means any date and time fixed by the Board of Directors for a conversion of shares of Splitco Capital Common Stock pursuant to this Section A.2.

          "Capital Group Conversion Selection Date" means any date and time fixed by the Board of Directors as the date and time upon which shares to be converted of each series of Splitco Capital Common Stock will be selected for conversion pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the Capital Group Conversion Date).

          "Capital Group Disposition" means the Disposition, in one transaction or a series of related transactions, by the Corporation and its Subsidiaries of all or substantially all of the assets of the Capital Group to one or more Persons.

          "Capital Group Net Proceeds" means, as of any date, with respect to any Capital Group Disposition, an amount, if any, equal to the Fair Value of what remains of the gross proceeds of such Disposition to the Corporation after any payment of, or reasonable provision for, (i) any taxes payable by the Corporation or any of its Subsidiaries in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (A), (B) or (D) of paragraph (e)(ii) of this Section A.2. (or that would have been payable but for the utilization of tax benefits attributable to the Starz Group), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iii) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Capital Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the Capital Group. For purposes of this definition, any assets of the Capital Group remaining after such Disposition will constitute "reasonable provision" for such amount of taxes, costs, liabilities and other obligations (contingent or otherwise) as can be supported by such assets.

          "Capital Group Outstanding Interest Fraction," as of any date, means a fraction the numerator of which is the aggregate number of shares of Splitco Capital Common Stock outstanding on such date and the denominator of which is the amount obtained by adding (i) such aggregate number of shares of Splitco Capital Common Stock outstanding on such date, plus (ii) the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest as of such date, provided that such fraction will in no event be greater than one. If the holders of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Splitco Capital Common Stock are entitled to participate in any dividend (for purposes of paragraphs (c)(i), (d)(i) or (e)(ii) of this Section A.2.) or redemption (for purposes of paragraph (e) of this Section A.2.) with respect to the Splitco Capital Common Stock (other than by means of an antidilution adjustment), such shares so issuable upon conversion, exercise or exchange will be taken into account in calculating the Capital Group Outstanding Interest Fraction and any related calculations under the applicable provisions of this Section A.2. in such manner as the Board of Directors determines to be appropriate.

          "Capital Group Redemption Date" means any date and time fixed by the Board of Directors for a redemption of shares of Splitco Capital Common Stock pursuant to this Section A.2.

          "Capital Group Redemption Selection Date" means the date and time fixed by the Board of Directors on which shares of Splitco Capital Common Stock are to be selected for redemption pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the Capital Group Redemption Date).

          "Capital Group Related Business Transaction" means any Disposition of all or substantially all of the assets of the Capital Group in which the Corporation receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, securities convertible into capital stock or other equity securities, partnership, limited partnership or limited liability company interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets of the Capital Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets of the Capital Group, or a third party issuer, if a significant portion of the business or businesses in which such purchaser, acquiror or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses attributable to the Capital Group prior to such Disposition, as determined in good faith by the Board of Directors.

          "Capital Group Share Distribution Ratio" means, as to any Share Distribution consisting of shares of Capital Group Common Stock, the number of shares (including any fraction of a share), of Capital Group Common Stock issuable to a holder for each outstanding share of the applicable series of Common Stock owned by such holder as of the record date for such Share Distribution (rounded, if necessary, to the nearest five decimal places).

          "Certificate" means this Restated Certificate of Incorporation, as it may be amended from time to time, including any amendments effected pursuant to the filing of any Preferred Stock Designation.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise; provided, however, that for purposes of clause (iii) of the definition of "Exempt Capital Group Disposition" or "Exempt Starz Group Disposition" set forth in this paragraph (i), the Corporation will, without limitation of the foregoing, in any event be deemed to Control any Person in which the Corporation beneficially owns (after giving effect to the applicable Disposition) (i) voting securities having 25% or more of the total voting power of the voting securities of such Person then outstanding, provided that, immediately after giving effect to such Disposition, no other Person that is not Controlled by the Corporation beneficially owns voting securities of such Person having voting power greater than the voting power of the voting securities beneficially owned by the Corporation or (ii) equity securities representing 50% or more of the common equity interest or economic equity interest in such Person.

          "Convertible Securities" means (x) any securities of the Corporation (other than any series of Common Stock) or any Subsidiary thereof that are convertible into or exercisable or exchangeable for any shares of any series of Common Stock, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise, and (y) any securities of any other Person that are convertible into or exercisable or exchangeable for, securities of such Person or any other Person, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise.

          "Corporation Earnings (Loss) Attributable to the Capital Group" for any period, means the net earnings or loss of the Capital Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Capital Group for such period as presented in the reconciling schedules to the consolidated financial statements of the Corporation for such period, including income and expenses of the Corporation attributed to the operations of the Capital Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes.

          "Corporation Earnings (Loss) Attributable to the Starz Group" for any period, means the net earnings or loss of the Starz Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Starz Group for such period as presented in the reconciling schedules to the consolidated financial statements of the Corporation for such period, including income and expenses of the Corporation attributed to the operations of the Starz Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes.

          "Determination Date" means the date designated by the Board of Directors for determination of any applicable Optional Conversion Ratio.

          "Disposition" means the sale, transfer, exchange, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of assets. The term "Disposition" does not include the consolidation or merger of the Corporation with or into any other Person or Persons or any other business combination involving the Corporation as a whole.

          "Effective Date" means the date on which this Restated Certificate of Incorporation is filed with the Secretary of State of Delaware.

          "Exempt Capital Group Disposition" means any of the following: (i) the Disposition of all or substantially all of the Corporation's assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Corporation within the meaning of paragraph (g) of this Section A.2., (ii) a dividend, other distribution or redemption in accordance with any provision of paragraph (c), (d) or (e) of this Section A.2., (iii) a Capital Group Disposition to any Person that the Corporation, directly or indirectly, after giving effect to the Disposition, Controls, (iv) a Capital Group Disposition in connection with a Capital Group Related Business Transaction, or (v) a Capital Group Disposition as to which the Board of Directors obtains the requisite approval of the holders of Splitco Capital Voting Securities to classify such Capital Group Disposition as an Exempt Capital Group Disposition in accordance with paragraph (a)(iv).

          "Exempt Starz Group Disposition" means any of the following: (i) the Disposition of all or substantially all of the Corporation's assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Corporation within the meaning of paragraph (g) of this Section A.2., (ii) a dividend, other distribution or redemption in accordance with any provision of paragraph (c), (d) or (f) of this Section A.2., (iii) a Starz Group Disposition to any Person that the Corporation, directly or indirectly, after giving effect to the Disposition, Controls, (iv) a Starz Group Disposition in connection with a Starz Group Related Business Transaction, or (v) a Starz Group Disposition as to which the Board of Directors obtains the requisite approval of the holders of Splitco Starz Voting Securities to classify such Starz Group Disposition as an Exempt Starz Group Disposition in accordance with paragraph (a)(iv).

          "Fair Value" means, as of any date:

              (i)  in the case of any equity security or debt security that is Publicly Traded, the Market Value thereof, as of such date;

             (ii)  in the case of any equity security or debt security that is not Publicly Traded, the fair value per share of stock or per other unit of such security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors, or, if no such investment banking firm is selected, as determined in the good faith judgment of the Board of Directors;

            (iii)  in the case of cash denominated in U.S. dollars, the face amount thereof and in the case of cash denominated in other than U.S. dollars, the face amount thereof converted into U.S. dollars at the rate published in The Wall Street Journal on such date or, if not so published, at such rate as shall be determined in good faith by the Board of Directors based upon such information as the Board of Directors shall in good faith determine to be appropriate; and

            (iv)  in the case of assets or property other than securities or cash, the "Fair Value" thereof shall be determined in good faith by the Board of Directors based upon such information (including, if deemed desirable by the Board of Directors, appraisals, valuation reports or opinions of experts) as the Board of Directors shall in good faith determine to be appropriate.

          "Group" means the Capital Group or the Starz Group.

          "Inter-Group Interest" means, as of any date and with respect to either Group, the proportionate undivided interest, if any, that such Group may be deemed to hold as of such date in the assets, liabilities and businesses of the other Group in accordance with this Certificate. An Inter-Group Interest in the Capital Group held by the Starz Group is expressed in terms of the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest. An Inter-Group Interest in the Starz Group held by the Capital Group is expressed in terms of the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest.

          "Market Value" of a share of any Publicly Traded stock on any Trading Day means the average of the high and low reported sales prices regular way of a share of such stock on such Trading Day, or in case no such reported sale takes place on such Trading Day the average of the reported closing bid and asked prices regular way of a share of such stock on such Trading Day, in either case on the New York Stock Exchange, or if the shares of such stock are not listed on the New York Stock Exchange on such Trading Day, on any tier of the Nasdaq Stock Market, or if the shares of such stock are not listed on any tier of the Nasdaq Stock Market on such Trading Day, the average of the closing bid and asked prices of a share of such stock in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the market value of a share of such stock as determined by the Board of Directors, provided that, for purposes of determining the Average Market Value for any period, (i) the "Market Value" of a share of stock on any day during such period prior to the "ex" date or any similar date for any dividend paid or to be paid with respect to such stock will be reduced by the fair market value of the per share amount of such dividend as determined by the Board of Directors and (ii) the "Market Value" of a share of stock on any day during such period prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such stock or (B) the "ex" date or any similar date for any dividend with respect to any such stock in shares of such stock will be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

          "Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest" will initially be zero, and will from time to time thereafter be (without duplication):

              (i)  adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Splitco Capital Common Stock and dividends of shares of Splitco Capital Common Stock to holders of Splitco Capital Common Stock (and, to the extent the Capital Group Outstanding Interest Fraction is less than one (1) as of the record date for such dividend, the applicable treatment of such dividend, as determined by the Board of Directors, with respect to the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest) and other reclassifications of Splitco Capital Common Stock;

             (ii)  decreased (but not below zero), if before such adjustment such number is greater than zero, by action of the Board of Directors (without duplication): (A) by a number equal to the aggregate number of shares of Splitco Capital Common Stock issued or sold by the Corporation, the proceeds of which are attributed to the Starz Group; (B) by a number equal to the aggregate number of shares of Splitco Capital Common Stock issued or delivered upon conversion, exercise or exchange of any Convertible Securities that the Board of Directors has determined are attributable to the Starz Group; (C) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; (D) in the event the Board of Directors makes a Capital Group Inter-Group Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest, as of the Capital Group Redemption Selection Date, by (y) the percentage of the Fair Value of the Capital Group that is represented by the Fair Value of the Corporation's equity interest in the applicable Distributed Capital Group Subsidiary which is attributable to the Capital Group, as determined by the Board of Directors under paragraph (e)(i) for purposes of such redemption; (E) in the event the Board of Directors makes a Capital Group Inter-Group Partial Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying the Capital Group Inter-Group Redemption Amount by the amount (rounded, if necessary, to the nearest whole number) obtained by dividing the aggregate number of shares of Splitco Capital Common Stock redeemed pursuant to paragraph (e)(ii)(B)(II) or (e)(ii)(D), as applicable, of this Section A.2., by the applicable Capital Group Redemption Amount or the applicable portion of the Capital Group Allocable Net Proceeds applied to such redemption, respectively; and (F) by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the aggregate Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (F), of assets attributed to the Capital Group that are transferred or allocated from the Capital Group to the Starz Group in consideration of a reduction in the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest, by (y) the Fair Value of the Splitco Capital Reference Share as of the date of such transfer or allocation;

            (iii)  increased, by action of the Board of Directors, (A) by a number equal to the aggregate number of shares of Splitco Capital Common Stock that are retired, redeemed or otherwise cease to be outstanding (x) following their purchase or redemption with funds or other assets attributed to the Starz Group, (y) following their retirement or redemption for no consideration if immediately prior thereto they were owned by an asset or business attributed to the Starz Group, or (z) following their conversion into shares of Splitco Starz Common Stock pursuant to clause (C) or (D) of paragraph (e)(ii) of this Section A.2.; (B) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; and (C) by a number equal to, as applicable, the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (I) the Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (C), of assets theretofore attributed to the Starz Group that are contributed to the Capital Group in consideration of an increase in the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest, by (II) the Fair Value of the Splitco Capital Reference Share as of the date of such contribution; and

            (iv)  increased or decreased under such other circumstances as the Board of Directors determines to be appropriate or required by the other terms of this Section A.2. to reflect the economic substance of any other event or circumstance, provided that in each case, the adjustment will be made in a manner that is fair and equitable to holders of all series of Common Stock and intended to reflect the relative economic interest of the Starz Group in the Capital Group.

          Whenever a change in the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest occurs, the Corporation will promptly thereafter prepare and file a statement of such change, and the amount to be allocated to the Starz Group with the Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such change.

          "Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest" will initially be zero, and will from time to time thereafter be (without duplication):

              (i)  adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Splitco Starz Common Stock and dividends of shares of Splitco Starz Common Stock to holders of Splitco Starz Common Stock (and, to the extent the Starz Group Outstanding Interest Fraction is less than one (1) as of the record date for such dividend, the applicable treatment of such dividend, as determined by the Board of Directors, with respect to the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest) and other reclassifications of Splitco Starz Common Stock;

             (ii)  decreased (but not below zero), if before such adjustment such number is greater than zero, by action of the Board of Directors (without duplication): (A) by a number equal to the aggregate number of shares of Splitco Starz Common Stock issued or sold by the Corporation, the proceeds of which are attributed to the Capital Group; (B) by a number equal to the aggregate number of shares of Splitco Starz Common Stock issued or delivered upon conversion, exercise or exchange of any Convertible Securities that the Board of Directors has determined are attributable to the Capital Group; (C) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; (D) in the event the Board of Directors makes a Starz Group Inter-Group Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest, as of the Starz Group Redemption Selection Date, by (y) the percentage of the Fair Value of the Starz Group that is represented by the Fair Value of the Corporation's equity interest in the applicable Distributed Starz Group Subsidiary which is attributable to the Starz Group, as determined by the Board of Directors under paragraph (f)(i) for purposes of such redemption; (E) in the event the Board of Directors makes a Starz Group Inter-Group Partial Redemption Election, by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying the Starz Group Inter-Group Redemption Amount by the amount (rounded, if necessary, to the nearest whole number) obtained by dividing the aggregate number of shares of Splitco Starz Common Stock redeemed pursuant to paragraph (f)(ii)(B)(II) or (f)(ii)(D), as applicable, of this Section A.2., by the applicable Starz Group Redemption Amount or the applicable portion of the Starz Group Allocable Net Proceeds applied to such redemption, respectively; and (F) by a number equal to the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (x) the aggregate Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (F), of assets attributed to the Starz Group that are transferred or allocated from the Starz Group to the Capital Group in consideration of a reduction in the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest, by (y) the Fair Value of the Splitco Starz Reference Share as of the date of such transfer or allocation;

            (iii)  increased, by action of the Board of Directors, (A) by a number equal to the aggregate number of shares of Splitco Starz Common Stock that are retired, redeemed or otherwise cease to be outstanding (x) following their purchase or redemption with funds or other assets attributed to the Capital Group, (y) following their retirement or redemption for no consideration if immediately prior thereto, they were owned by an asset or business attributed to the Capital Group, or (z) following their conversion into shares of Splitco Capital Common Stock pursuant to clause (C) or (D) of paragraph (f)(ii) of this Section A.2.; (B) in accordance with the applicable provisions of paragraph (c) of this Section A.2.; and (C) by a number equal to, as applicable, the amount (rounded, if necessary, to the nearest whole number) obtained by dividing (I) the Fair Value, as of a date within 90 days of the determination to be made pursuant to this clause (C), of assets theretofore attributed to the Capital Group that are contributed to the Starz Group in consideration of an increase in the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest, by (II) the Fair Value of the Splitco Starz Reference Share as of the date of such contribution; and

            (iv)  increased or decreased under such other circumstances as the Board of Directors determines to be appropriate or required by the other terms of this Section A.2. to reflect the economic substance of any other event or circumstance, provided that in each case, the adjustment will be made in a manner that is fair and equitable to holders of all series of Common Stock and intended to reflect the relative economic interest of the Capital Group in the Starz Group.

          Whenever a change in the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest occurs, the Corporation will promptly thereafter prepare and file a statement of such change and the amount to be allocated to the Capital Group with the

  Secretary of the Corporation. Neither the failure to prepare nor the failure to file any such statement will affect the validity of such change.

          "Optional Conversion Ratio" means the applicable of the Starz/Capital Group Optional Conversion Ratio and the Capital/Starz Group Optional Conversion Ratio.

          "outstanding", when used with respect to the shares of any series of Common Stock, will include, without limitation, the shares of such series, if any, held by any Subsidiary of the Corporation, except as otherwise provided by applicable law with respect to the exercise of voting rights. No shares of any series of Common Stock (or Convertible Securities that are convertible into or exercisable or exchangeable for Common Stock) held by the Corporation in its treasury will be deemed outstanding, nor will any shares be deemed outstanding which are attributable to the Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest or the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest.

          "Person" means a natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated association or other legal entity.

          "Publicly Traded" means, with respect to shares of capital stock or other securities, that such shares or other securities are traded on a U.S. securities exchange or quoted on the over-the-counter market.

          "Share Distribution" means a dividend payable in shares of any class or series of capital stock, Convertible Securities or other equity securities of the Corporation or any other Person.

          "Splitco Capital Reference Share" means one share of Series A Splitco Capital Common Stock, unless (i) on any single Trading Day as of which a valuation determination is being made or on the first Trading Day of any Trading Day period with respect to which a valuation determination is being made, in each case, under this Section A.2., the number of shares outstanding of any other Publicly Traded series of Splitco Capital Common Stock exceeds the number of shares outstanding of the Series A Splitco Capital Common Stock, and (ii) the Board of Directors determines to base such valuation determination on such other Publicly Traded series of Splitco Capital Common Stock in lieu of basing it on one share of Series A Splitco Capital Common Stock, in which case the term "Splitco Capital Reference Share" will mean one share of such other Publicly Traded series of Splitco Capital Common Stock.

          "Splitco Capital Voting Securities" means the Series A Splitco Capital Common Stock, the Series B Splitco Capital Common Stock and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Splitco Capital Voting Security, provided, that each such series of Preferred Stock will be treated as a Splitco Capital Voting Security and will be entitled to vote together with the other Splitco Capital Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

          "Splitco Starz Reference Share" means one share of Series A Splitco Starz Common Stock, unless (i) on any single Trading Day as of which a valuation determination is being made or on the first Trading Day of any Trading Day period with respect to which a valuation determination is being made, in each case, under this Section A.2., the number of shares outstanding of any other Publicly Traded series of Splitco Starz Common Stock exceeds the number of shares outstanding of the Series A Splitco Starz Common Stock, and (ii) the Board of Directors determines to base such valuation determination on such other Publicly Traded series of Splitco Starz Common Stock in lieu of basing it on one share of Series A Splitco Starz Common Stock, in which case the term "Splitco Starz Reference Share" will mean one share of such other Publicly Traded series of Splitco Starz Common Stock.

          "Splitco Starz Voting Securities" means the Series A Splitco Starz Common Stock, the Series B Splitco Starz Common Stock and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Splitco Starz Voting Security, provided, that each such series of Preferred Stock will be treated as a Splitco Starz Voting Security and will be entitled to vote together with the other Splitco Starz Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

          "Starz Group" means, as of any date:

              (i)  the direct and indirect interest of the Corporation, as of the Effective Date, in Starz Entertainment, LLC, Starz Media, LLC, Liberty Sports Interactive, Inc. and each of their Subsidiaries (including any successor to Starz Entertainment, LLC, Liberty Sports Interactive, Inc. or any such Subsidiary by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Starz Group Related Business Transaction) and their respective assets, liabilities and businesses;

             (ii)  all other assets, liabilities and businesses of the Corporation or any of its Subsidiaries to the extent attributed to the Starz Group as of the Effective Date;

            (iii)  all assets, liabilities and businesses acquired or assumed by the Corporation or any of its Subsidiaries for the account of the Starz Group, or contributed, allocated or transferred to the Starz Group (including the net proceeds of any issuances, sales or incurrences for the account of the Starz Group of shares of Splitco Starz Common Stock, Convertible Securities convertible into or exercisable or exchangeable for shares of Splitco Starz Common Stock, or indebtedness or Preferred Stock attributed to the Starz Group), in each case, after the Effective Date and as determined by the Board of Directors;

            (iv)  the proceeds of any Disposition of any of the foregoing; and

             (v)  an Inter-Group Interest in the Capital Group equal to one (1) minus the Capital Group Outstanding Interest Fraction as of such date;

  provided that the Starz Group will not include (A) any assets, liabilities or businesses disposed of after the Effective Date, including, without limitation, by dividend, to holders of Splitco Starz Common Stock or in redemption of shares of Splitco Starz Common Stock, from and after the date of such Disposition or (B) any assets, liabilities or businesses transferred or allocated after the Effective Date from the Starz Group to the Capital Group (other than through the Starz Group's Inter-Group Interest in the Capital Group, if any, pursuant to clause (v) above), including, without limitation, any Starz Group Inter-Group Dividend Amount or Starz Group Inter-Group Redemption Amount, from and after the date of such transfer or allocation.

          "Starz Group Allocable Net Proceeds" means, with respect to any Starz Group Disposition, (i) if at the time of such Starz Group Disposition, the Starz Group Outstanding Interest Fraction is one (1), the Starz Group Net Proceeds of such Starz Group Disposition, or (ii) if at the time of such Starz Group Disposition the Starz Group Outstanding Interest Fraction is less than one (1), the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Starz Group Net Proceeds of such Starz Group Disposition, by (y) the Starz Group Outstanding Interest Fraction as of such date.

          "Starz Group Available Dividend Amount," as of any date, means an amount equal to the amount (rounded, if necessary, to the nearest whole number) obtained by multiplying (x) the Starz Group Outstanding Interest Fraction, by (y) either: (i) the excess of (A) an amount equal to the total assets of the Starz Group less the total liabilities (not including Preferred Stock attributed to the Starz Group) of the Starz Group as of such date over (B) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Splitco Starz

  Common Stock and each series of Preferred Stock attributed to the Starz Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the Starz Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

          "Starz Group Conversion Date" means any date and time fixed by the Board of Directors for a conversion of shares of Splitco Starz Common Stock pursuant to this Section A.2.

          "Starz Group Conversion Selection Date" means any date and time fixed by the Board of Directors as the date and time upon which shares to be converted of each series of Splitco Starz Common Stock will be selected for conversion pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the Starz Group Conversion Date).

          "Starz Group Disposition" means the Disposition, in one transaction or a series of related transactions, by the Corporation and its Subsidiaries of all or substantially all of the assets of the Starz Group to one or more Persons.

          "Starz Group Net Proceeds" means, as of any date, with respect to any Starz Group Disposition, an amount, if any, equal to the Fair Value of what remains of the gross proceeds of such Disposition to the Corporation after any payment of, or reasonable provision for, (i) any taxes payable by the Corporation or any of its Subsidiaries in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (A), (B) or (D) of paragraph (f)(ii) of this Section A.2. (or that would have been payable but for the utilization of tax benefits attributable to the Capital Group), (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (iii) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Starz Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the Starz Group. For purposes of this definition, any assets of the Starz Group remaining after such Disposition will constitute "reasonable provision" for such amount of taxes, costs, liabilities and other obligations (contingent or otherwise) as can be supported by such assets.

          "Starz Group Outstanding Interest Fraction," as of any date, means a fraction the numerator of which is the aggregate number of shares of Splitco Starz Common Stock outstanding on such date and the denominator of which is the amount obtained by adding (i) such aggregate number of shares of Splitco Starz Common Stock outstanding on such date, plus (ii) the Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest as of such date, provided that such fraction will in no event be greater than one. If the holders of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Splitco Starz Common Stock are entitled to participate in any dividend (for purposes of paragraphs (c)(ii), (d)(ii) or (f)(ii) of this Section A.2.) or redemption (for purposes of paragraph (f) of this Section A.2.) with respect to the Splitco Starz Common Stock (other than by means of an antidilution adjustment), such shares so issuable upon conversion, exercise or exchange will be taken into account in calculating the Starz Group Outstanding Interest Fraction and any related calculations under the applicable provisions of this Section A.2. in such manner as the Board of Directors determines to be appropriate.

          "Starz Group Redemption Date" means any date and time fixed by the Board of Directors for a redemption of shares of Splitco Starz Common Stock pursuant to this Section A.2.

          "Starz Group Redemption Selection Date" means the date and time fixed by the Board of Directors on which shares of Splitco Starz Common Stock are to be selected for redemption pursuant to this Section A.2. (which, for the avoidance of doubt, may be the same date and time as the Starz Group Redemption Date).

          "Starz Group Related Business Transaction" means any Disposition of all or substantially all of the assets of the Starz Group in which the Corporation receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, securities convertible into capital stock or other equity securities, partnership, limited partnership or limited liability company interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets of the Starz Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets of the Starz Group, or a third party issuer, if a significant portion of the business or businesses in which such purchaser, acquiror or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses attributable to the Starz Group prior to such Disposition, as determined in good faith by the Board of Directors.

          "Starz Group Share Distribution Ratio" means, as to any Share Distribution consisting of shares of Starz Group Common Stock, the number of shares (including any fraction of a share) of Starz Group Common Stock issuable to a holder for each outstanding share of the applicable series of Common Stock owned by such holder as of the record date for such Share Distribution (rounded, if necessary, to the nearest five decimal places).

          "Subsidiary," when used with respect to any Person, means (i)(A) a corporation of which a majority in voting power of its share capital or capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, whether or not such power is subject to a voting agreement or similar encumbrance, (B) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (1) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (2) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or (C) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (1) the power to elect or direct the election of a majority of the members of the governing body of such Person, whether or not such power is subject to a voting agreement or similar Encumbrance, or (2) in the absence of such a governing body, at least a majority ownership interest or (ii) any other Person of which an aggregate of more than 50% of the equity interests are, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

          "Trading Day" means each day on which the relevant share or security is traded on the New York Stock Exchange or the Nasdaq Stock Market or quoted on the over-the-counter market.

          "Voting Securities" means the Splitco Capital Voting Securities, the Splitco Starz Voting Securities and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Voting Security, provided that each such series of Preferred Stock will be entitled to vote together with the other Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

          The following terms have the meanings ascribed thereto in the sections set forth opposite such terms:

Additional Defined Terms	Section
Capital Group Distribution Subsidiary Securities	Article IV, Section A.2(e)(i)
Capital Group Inter-Group Dividend	Article IV, Section A.2(c)(i)(A)
Capital Group Inter-Group Dividend Amount	Article IV, Section A.2(c)(i)(A)
Capital Group Inter-Group Interest Subsidiary Securities	Article IV, Section A.2(e)(i)
Capital Group Inter-Group Partial Redemption Election	Article IV, Section A.2(e)(ii)
Capital Group Inter-Group Redemption Amount	Article IV, Section A.2(e)(ii)
Capital Group Inter-Group Redemption Election	Article IV, Section A.2(e)(i)
Capital Group Redemption Amount	Article IV, Section A.2(e)(ii)(B)(II)
Capital Group Redemption Shares	Article IV, Section A.2(e)(i)
Capital Group Redemption Stockholder Approval	Article IV, Section A.2(a)(v)(A)
Capital/Starz Group Optional Conversion Ratio	Article IV, Section A.2(b)(iii)(B)
Common Stock	Article IV(a)
Corporation	Article I
DGCL	Article III
Distributable Capital Group Subsidiary Securities	Article IV, Section A.2(e)(i)
Distributed Capital Group Subsidiary	Article IV, Section A.2(e)(i)
Distributed Starz Group Subsidiary	Article IV, Section A.2(f)(i)
Distributable Starz Group Subsidiary Securities	Article IV, Section A.2(f)(i)
Effective Time	Article IV
LMC Series B Capital Common Stock	Article IV
LMC Series B Starz Common Stock	Article IV
Preferred Stock	Article IV(b)
Preferred Stock Designation	Article IV, Section B
proceeding	Article V, Section E.2(a)
Series A Splitco Capital Common Stock	Article IV, Section A.1
Series A Splitco Starz Common Stock	Article IV, Section A.1

Additional Defined Terms	Section
Series B Splitco Capital Common Stock	Article IV, Section A.1
Series B Splitco Starz Common Stock	Article IV, Section A.1
Series C Splitco Capital Common Stock	Article IV, Section A.1
Series C Splitco Starz Common Stock	Article IV, Section A.1
Splitco Capital Common Stock	Article IV, Section A.1
Splitco Starz Common Stock	Article IV, Section A.1
Starz Group Distribution Subsidiary Securities	Article IV, Section A.2(f)(i)
Starz/Capital Group Optional Conversion Ratio	Article IV, Section A.2(b)(iii)(B)
Starz Group Inter-Group Dividend	Article IV, Section A.2(c)(ii)(A)
Starz Group Inter-Group Dividend Amount	Article IV, Section A.2(c)(ii)(A)
Starz Group Inter-Group Interest Subsidiary Securities	Article IV, Section A.2(f)(i)
Starz Group Inter-Group Partial Redemption Election	Article IV, Section A.2(f)(ii)
Starz Group Inter-Group Redemption Amount	Article IV, Section A.2(f)(ii)
Starz Group Inter-Group Redemption Election	Article IV, Section A.2(f)(i)
Starz Group Redemption Amount	Article IV, Section A.2(f)(ii)(B)(II)
Starz Group Redemption Shares	Article IV, Section A.2(f)(i)
Starz Group Redemption Stockholder Approval	Article IV, Section A.2(a)(v)(B)
substantially all of the assets of the Capital Group	Article IV, Section A.2(e)(ii)
substantially all of the assets of the Starz Group	Article IV, Section A.2(f)(ii)

        (j)    Reclassification.    The Corporation will not reclassify, subdivide or combine one series of Splitco Capital Common Stock without reclassifying, subdividing or combining each other series of Splitco Capital Common Stock on an equal per share basis. The Corporation will not reclassify, subdivide or combine one series of Splitco Starz Common Stock without reclassifying, subdividing or combining each other series of Splitco Starz Common Stock on an equal per share basis.

        (k)    Transfer Taxes.    The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of a certificate or certificates representing any shares of capital stock and/or other securities on conversion or redemption of shares of Common Stock pursuant to this Section A.2. The Corporation will not, however, be required to pay any tax that may be payable in respect of any issue or delivery of a certificate or certificates representing any shares of capital stock in a name other than that in which the shares of Common Stock so converted or redeemed were registered and no such issue or delivery will be made unless and until the Person requesting the same has paid to the Corporation or its transfer agent the amount of any such tax, or has established to the satisfaction of the Corporation or its transfer agent that such tax has been paid.

 SECTION B

PREFERRED STOCK

        The Preferred Stock may be divided and issued in one or more series from time to time, with such powers, designations, preferences and relative, participating, optional or other rights and qualifications, limitations or restrictions thereof, as will be stated and expressed in a resolution or resolutions providing for the issue of each such series adopted by the Board of Directors (a "Preferred Stock Designation"). The Board of Directors, in the Preferred Stock Designation with respect to a series of Preferred Stock (a copy of which will be filed as required by law), will, without limitation of the foregoing, fix the following with respect to such series of Preferred Stock:

            (i)  the distinctive serial designations and the number of authorized shares of such series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed and filed as required by law (except where otherwise provided in a Preferred Stock Designation);

           (ii)  the dividend rate or amounts, if any, for such series, the date or dates from which dividends on all shares of such series will be cumulative, if dividends on stock of such series will be cumulative, and the relative preferences or rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of such series;

          (iii)  the rights of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, if any, and the relative preferences or rights of priority, if any, of payment of shares of such series;

          (iv)  the right, if any, of the holders of such series to convert or exchange such stock into or for other classes or series of a class of stock or indebtedness of the Corporation or of another Person, and the terms and conditions of such conversion or exchange, including provision for the adjustment of the conversion or exchange rate in such events as the Board of Directors may determine;

           (v)  the voting powers, if any, of the holders of such series, including whether such series will be designated as a Capital Group Voting Security, a Starz Group Voting Security and/or a Voting Security and, if so designated, the terms and conditions on which such series may vote together with the holders of any other class or series of capital stock of the Corporation;

          (vi)  the terms and conditions, if any, for the Corporation to purchase or redeem shares of such series; and

         (vii)  any other relative rights, powers, preferences and limitations, if any, of such series.

        The Board of Directors is hereby expressly authorized to exercise its authority with respect to fixing and designating various series of the Preferred Stock and determining the relative rights, powers and preferences, if any, thereof to the full extent permitted by applicable law, subject to any stockholder vote that may be required by this Certificate. All shares of any one series of the Preferred Stock will be alike in every particular. Except to the extent otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, the holders of shares of such series will have no voting rights except as may be required by the laws of the State of Delaware. Further, unless otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, no consent or vote of the holders of shares of Preferred Stock or any series thereof will be required for any amendment to this Certificate that would increase the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of Preferred Stock or such series, as the case may be, then outstanding).

        Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes will have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as part of a new series of Preferred Stock to be created by a Preferred Stock Designation or as part of any other series of Preferred Stock.

 ARTICLE V

DIRECTORS

SECTION A

NUMBER OF DIRECTORS

        The governing body of the Corporation will be a Board of Directors. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors, the number of directors will not be less than three (3) and the exact number of directors will be fixed by the Board of Directors by resolution. Election of directors need not be by written ballot.

SECTION B

CLASSIFICATION OF THE BOARD

        Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any series of Preferred Stock to separately elect additional directors, which additional directors are not required to be classified pursuant to the terms of such series of Preferred Stock, the Board of Directors will be divided into three classes: Class I, Class II and Class III. Each class will consist, as nearly as possible, of a number of directors equal to one-third (1/3) of the number of members of the Board of Directors authorized as provided in Section A of this Article V. The term of office of the initial Class I directors will expire at the annual meeting of stockholders in 2014; the term of office of the initial Class II directors will expire at the annual meeting of stockholders in 2012; and the term of office of the initial Class III directors will expire at the annual meeting of stockholders in 2013. At each annual meeting of stockholders of the Corporation the successors of that class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified or until such director's earlier death, resignation or removal.

SECTION C

REMOVAL OF DIRECTORS

        Subject to the rights of the holders of any series of Preferred Stock, directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the total voting power of the then outstanding Voting Securities entitled to vote thereon, voting together as a single class.

SECTION D

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

        Subject to the rights of holders of any series of Preferred Stock, vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, will be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director's successor will have been elected and qualified or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors will shorten the term of any incumbent director, except as may be provided with respect to any additional director elected by the holders of the applicable series of Preferred Stock.

 SECTION E

LIMITATION ON LIABILITY AND INDEMNIFICATION

        1.    Limitation On Liability.    To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 will be prospective only and will not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

        2.    Indemnification.

        (a)    Right to Indemnification.    The Corporation will indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) incurred by such person. Such right of indemnification will inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation will be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors.

        (b)    Prepayment of Expenses.    The Corporation will pay the expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

        (c)    Claims.    If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful, will be entitled to be paid the expense (including attorney's fees) of prosecuting such claim to the fullest extent permitted by Delaware law. In any such action the Corporation will have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

        (d)    Non-Exclusivity of Rights.    The rights conferred on any person by this paragraph will not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or resolution of disinterested directors or otherwise.

        (e)    Other Indemnification.    The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

        3.    Amendment or Repeal.    Any amendment, modification or repeal of the foregoing provisions of this Section E will not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

 SECTION F

AMENDMENT OF BYLAWS

        In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors, by action taken by the affirmative vote of not less than 75% of the members of the Board of Directors then in office, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the Bylaws of this Corporation.

ARTICLE VI

TERM

        The term of existence of this Corporation shall be perpetual.

ARTICLE VII

STOCK NOT ASSESSABLE

        The capital stock of this Corporation shall not be assessable. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation. This Certificate shall not be subject to amendment in this respect.

ARTICLE VIII

MEETINGS OF STOCKHOLDERS

SECTION A

ANNUAL AND SPECIAL MEETINGS

        Subject to the rights of the holders of any series of Preferred Stock, stockholder action may be taken only at an annual or special meeting. Except as otherwise provided in a Preferred Stock Designation with respect to any series of Preferred Stock or unless otherwise prescribed by law or by another provision of this Certificate, special meetings of the stockholders of the Corporation, for any purpose or purposes, will be called by the Secretary of the Corporation (i) upon the written request of the holders of not less than 66 2/3% of the total voting power of the then outstanding Voting Securities entitled to vote thereon or (ii) at the request of at least 75% of the members of the Board of Directors then in office.

SECTION B

ACTION WITHOUT A MEETING

        No action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied; provided, however, that notwithstanding the foregoing, holders of any series of Preferred Stock may take action by written consent to the extent provided in a Preferred Stock Designation with respect to such series.

 ARTICLE IX

ACTIONS REQUIRING SUPERMAJORITY STOCKHOLDER VOTE

        Subject to the rights of the holders of any series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding Voting Securities entitled to vote thereon, voting together as a single class at a meeting specifically called for such purpose, will be required in order for the Corporation to take any action to authorize:

            (i)  the amendment, alteration or repeal of any provision of this Certificate or the addition or insertion of other provisions herein; provided, however, that this clause (i) will not apply to any such amendment, alteration, repeal, addition or insertion (A) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation's stockholders, or (B) that at least 75% of the members of the Board of Directors then in office have approved;

           (ii)  the adoption, amendment or repeal of any provision of the Bylaws of the Corporation; provided, however, that this clause (ii) will not apply to, and no vote of the stockholders of the Corporation will be required to authorize, the adoption, amendment or repeal of any provision of the Bylaws of the Corporation by the Board of Directors in accordance with the power conferred upon it pursuant to Section F of Article V of this Certificate;

          (iii)  the merger or consolidation of this Corporation with or into any other corporation; provided, however, that this clause (iii) will not apply to any such merger or consolidation (A) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation's stockholders, or (B) that at least 75% of the members of the Board of Directors then in office have approved;

          (iv)  the sale, lease or exchange of all, or substantially all, of the property or assets of the Corporation; provided, however, that this clause (iv) will not apply to any such sale, lease or exchange that at least 75% of the members of the Board of Directors then in office have approved; or

           (v)  the dissolution of the Corporation; provided, however, that this clause (v) will not apply to such dissolution if at least 75% of the members of the Board of Directors then in office have approved such dissolution.

        Nothing contained in Section A.2 of this Certificate shall in any way limit, modify or otherwise affect any voting requirement set forth in this Article IX. Any stockholder approval required pursuant to this Article IX or the DGCL will be in addition to, and not in lieu of, any approval of the holders of Splitco Capital Common Stock or Splitco Starz Common Stock required pursuant to Section A.2. of this Certificate.

        All rights at any time conferred upon the stockholders of the Corporation, pursuant to this Certificate are granted subject to the provisions of this Article IX.

        IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation this        day of             , [2011].

LIBERTY SPLITCO, INC.
By:
Name:	Charles Y. Tanabe
Title:	Executive Vice President and General Counsel

QuickLinks

  Exhibit 3.1
FORM OF RESTATED CERTIFICATE OF INCORPORATION OF LIBERTY SPLITCO, INC.
ARTICLE I NAME
ARTICLE II REGISTERED OFFICE
ARTICLE III PURPOSE
ARTICLE IV AUTHORIZED STOCK
SECTION A COMMON STOCK
SECTION B PREFERRED STOCK
ARTICLE V
DIRECTORS
SECTION A
NUMBER OF DIRECTORS
SECTION B
CLASSIFICATION OF THE BOARD
SECTION C
REMOVAL OF DIRECTORS
SECTION D
NEWLY CREATED DIRECTORSHIPS AND VACANCIES
SECTION E
LIMITATION ON LIABILITY AND INDEMNIFICATION
SECTION F
AMENDMENT OF BYLAWS
ARTICLE VI
TERM
ARTICLE VII
STOCK NOT ASSESSABLE
ARTICLE VIII
MEETINGS OF STOCKHOLDERS
SECTION A
ANNUAL AND SPECIAL MEETINGS
SECTION B
ACTION WITHOUT A MEETING
ARTICLE IX
ACTIONS REQUIRING SUPERMAJORITY STOCKHOLDER VOTE